UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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__________________ROBLOX CORPORATION___________________

(Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________________

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Letter from the Founder and CEO

Fellow Stockholders,

Two decades ago, when we were starting work on early versions of Roblox, we believed the internet could be about more than information—it could be about participation. We believed that people didn't just want to experience worlds built for them; they wanted to build those worlds. Today, Roblox is at the center of a world where millions of daily active users (DAUs) come to play, learn, create, and connect. As we reflect on the past year, our guiding long-term vision remains the same: to connect one billion users with optimism and civility.

Fiscal 2025 was a banner year for Roblox. Revenue grew 36% year-over-year to $4.9 billion, and bookings grew 55% year-over-year to $6.8 billion1. This performance was driven by the addition of approximately 60 million DAUs from Q4 2024 to Q4 2025. Our more than 144 million DAUs (as of Q4 2025) are drawn in by the diversity and breadth of content and social features that promote deeper engagement, which fuels the Roblox flywheel. Ultimately, our success is rooted in the boundless imagination of our creator community. In 2025, our creators earned more than $1.5 billion, reflecting our belief that when creators succeed, our entire ecosystem grows stronger.

We are standing at the edge of an extraordinary moment where cloud, mobile and artificial intelligence are converging. At Roblox, we are innovating aggressively in AI to transform how our community builds, connects and stays safe. Over the past four years, we have embedded AI models into our vertically integrated stack. Today, we have developed and deployed over 400 models on the Roblox platform to power every facet of our ecosystem.

Our AI initiatives are fueled by a unique advantage: we possess 12 billion hours of human interaction data per month to train our foundation models. This is not just video, but a 3D record of avatar movement, facial expressions and billions of chat and voice messages. With this foundation, we are driving innovation across several key areas:

◼	Creation: We envision a future where anyone can build anything they imagine just by talking about it, ensuring that creation isn't limited by technical skill. To that end, we are helping creators build faster and with higher fidelity through tools like Roblox Assistant, which automates repetitive coding tasks, and Avatar Auto-Setup. Recently, we enhanced "Cube," our proprietary 3D foundation model, with the ability to add interactivity to objects, significantly reducing the time required to create functional 3D assets.
◼	Discovery: AI is transforming how users find content and interact with each other. Improvements to our discovery algorithms are matching users with the content they love, stimulating our entire ecosystem. Furthermore, we are removing language barriers through the auto-translation of text chat into 17 different languages.
◼	Safety: We have developed and open-sourced state-of-the-art models, including Roblox Sentinel for real-time child endangerment detection and Roblox Guard for Large Language Model moderation. These technologies allow us to enforce our community standards faster, more accurately and at a massive scale.

We are not stopping here. Ultimately, our long-term vision is to build foundation models that will support large-scale, photo-realistic, multi-player games where thousands of users—and AI-powered NPCs—can come together, communicate and compete on any device.

Roblox remains steadfast in its commitment to define and execute on our vision to be the gold standard for online safety. At the end of 2025, we began rolling out mandatory age-checks for access to chat on our platform. Reliable age data enables us to significantly improve platform safety while simultaneously driving engagement growth by tailoring features, content and communication to the age of our users. Age-check data highlights two important characteristics about Roblox: (1) our immense number of younger users is a unique strategic asset and (2) we have a larger than expected opportunity to capture more users in the 18+ age cohort and are encouraged by the fact that they are one of the fastest growing age cohorts on our platform.

[1]

Bookings is a non-GAAP financial measure. For a reconciliation of GAAP Revenue to bookings see section titled “Non-GAAP Financial Measures”, within Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations from pages 71-72 in our Annual Report on Form 10-K filed on February 11, 2026.

1	2026 Proxy Statement

Looking ahead, we are confident in our vision to connect one billion users and our interim goal of capturing 10% of the global gaming content market and even more of the U.S. market. To achieve this, we are optimizing our platform for the creation of ‘novel’ games which we believe will expand our footprint among older audiences. Simultaneously, we are harnessing the power of AI to accelerate content creation, enhance discovery and fuel ongoing user engagement. By pairing these innovations with an unwavering commitment to online safety and continued investment in our creators, we will drive sustained, long-term growth.

Thank you for your continued support and belief in our vision.

Sincerely,

David Baszucki

Founder, President, CEO and Chair of our Board of Directors

2

Notice of 2026 Annual
Meeting of Stockholders

3150 South Delaware St.
San Mateo, California 94403

To the Stockholders of Roblox Corporation:

On behalf of our board of directors, it is our pleasure to invite you to attend the 2026 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Roblox Corporation. The Annual Meeting will be held virtually via live webcast at https://edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026), originating from San Mateo, California, on Thursday, May 28, 2026 at 8:00 a.m., Pacific Time.

We are holding the Annual Meeting to seek your approval of the following proposals:

Proposals	Board Vote Recommendation	For Further Details
1. Election of Class II Directors	“FOR” each director nominee	Page 13
2. Advisory Vote on the Compensation of our Named Executive Officers	“FOR”	Page 42
3. Ratification of the Independent Registered Public Accounting Firm	“FOR”	Page 80

These items of business are more fully described in the proxy statement accompanying this letter.

Stockholders will also act on any other business properly brought before the meeting. At this time we are not aware of any such additional matters.

The record date for the Annual Meeting is April 1, 2026. Only stockholders of record of our Class A common stock and Class B common stock at the close of business on the record date may vote at the Annual Meeting. For stockholders of record, to vote in the Annual Meeting, you will need the control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card. If you are a street name stockholder, you will need to obtain a legal proxy from your broker, bank, or other nominee in order to vote your shares at the Annual Meeting.

On or about April 16, 2026, we mailed to our stockholders the Notice which contains instructions on how to access our proxy statement and annual report. This Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: http://astproxyportal.com/ast/24055/.

Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone, or mail as soon as possible.

3	2026 Proxy Statement

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Nevada Revised Statutes, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 9:00 a.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investor Relations page of Roblox’s website at https://ir.roblox.com.

By order of the board of directors,

Mark Reinstra
Chief Legal Officer and Corporate Secretary
San Mateo, California
April 16, 2026

4

How to Vote in Advance of the Meeting

Internet www.voteproxy.com	Telephone 1-800-776-9437 (U.S. and Canada) 1-201-299-4446 (all other countries)	Mail Mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope	Qr Code Scan this QR code to vote with your mobile device

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 28, 2026. The proxy statement and the annual report are available at http://astproxyportal.com/ast/24055/.

5	2026 Proxy Statement

6

Proxy Summary

This proxy summary highlights information regarding Roblox Corporation (“Roblox” or the “Company”) and certain information included elsewhere in this proxy statement. You should read the entire proxy statement before voting. You should also review our 2025 annual report to stockholders for detailed information regarding the 2025 financial and operating performance of Roblox, including the audited financial statements and related notes included in the report.

ITEM 1
Election of Class II Directors The Board Recommends a Vote FOR Each Director Nominee.	See Page 13
ITEM 2
Advisory Vote on the Compensation of our Named Executive Officers The Board Recommends a Vote FOR this Proposal.	See Page 42
ITEM 3
Ratification of the Independent Registered Public Accounting Firm The Board Recommends a Vote FOR this Proposal.	See Page 80

Please Vote Today

Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote promptly. Please carefully review the proxy materials and follow the instructions to cast your vote on all of the proposals.

Questions and Answers About the 2026 Annual Meeting

Please see “Questions and Answers About the Proxy Materials and 2026 Annual Meeting”  for important information about the Annual Meeting, virtual meeting format, proxy materials, voting, Company documents, communications, deadlines to submit stockholder proposals and other pertinent information.

7	2026 Proxy Statement

Note About Forward-Looking Statements

This proxy statement includes forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical or current facts made in this proxy statement are forward-looking. We may use words such as “anticipate,” “believe,” “may,” “will,” “should,” “could,” “estimate,” “continue,” “expect,” “future,” “intend,” “target,” “project,” “plan,” “contemplate,” “predict” and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our Annual Report on Form 10-K for the year ended December 31, 2025. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements we make.

Note About Our Website and Reports

None of the statements on our website, other websites, or the current or periodic reports referenced or discussed in this proxy statement, are deemed to be part of, or incorporated by reference into, this proxy statement. Some of the statements on our website, other websites, or the current or periodic reports herein, may contain cautionary statements regarding forward-looking information that should be carefully considered. The statements on our website, other websites or other current or periodic reports may also change at any time and we undertake no obligation to update them, except as required by law.

8

Board at a Glance

NOMINEES
CONTINUING
Dennis Durkin
Former Chief Financial Officer and President of Emerging Businesses at Activision Blizzard, Inc.
Director Since: 2026
AC LC
Christopher Carvalho
Former Chief Operating Officer of Kabam, Inc.
Director Since: 2015
AC NG
Anthony P. Lee
Vice President of Altos Ventures Management, Inc.
Director Since: 2008
NG LID
Gina Mastantuono
President and Chief Financial Officer of ServiceNow Inc.
Director Since: 2021
AC LC
Andrea Wong
Former President of International Production for Sony Pictures Television and International for Sony Pictures Entertainment
Director Since: 2020
LC NG
Jason Kilar
Former CEO of Warner Media, LLC
Director Since: 2023
AC LC
David Baszucki
Founder, President, Chief Executive Officer and Chair of Roblox Corporation
Director Since: 2004
Greg Baszucki
Co-Founder of Founder Partners, Chairman and Former Chief Executive Officer of Wheelhouse Enterprises
Director Since: 2008

AC Audit and Compliance
LC Leadership Development and Compensation
NG Nominating and Corporate Governance

● Chair
○ Member

■ Independent Director
■ Non-independent Director

LID Lead Independent Director

9	2026 Proxy Statement

Director Experience and Qualifications

We believe that our board of directors (our “Board”) has an appropriate and broad mix of skills, expertise and experience to oversee critical matters of the Company and to represent the interests of our stockholders.

Public Company CEO / Executive
Experience as a current or former CEO, President, CFO and/or COO within the past 5 years

Public Company Board
(excluding Roblox)
Experience serving as a member of a public company board within the last five years (excluding Roblox)

Gaming and Entertainment Industry
Experience and expertise with the gaming, entertainment and media industry and businesses

Public Company Finance
Experience as an executive responsible for financial results of a breadth and complexity comparable to Roblox

Cybersecurity
Understanding of and experience in overseeing corporate cybersecurity programs and having a history of participation in relevant cyber education

Technology/Digital Media
Experience and expertise in technology-related business or technology functions, resulting in knowledge of how to anticipate technological trends and an understanding of technology related risks

Audit/Accounting
Experience with accounting, financial reporting processes and internal controls, including experience working with financial statements and auditors

Mergers and Acquisitions
M&A and integration experience (including buy-and sell-side) as a public company director

Government Relations/Regulatory
Background or experience in regulatory and public policy

International Operations
Experience with the challenges companies face in building out international operations and compliance programs

People/Compensation
Expertise in aligning company culture, performance, reward and talent with strategy as well as remote and flexible work strategies

Leadership Development
Experience with corporate governance requirements, leadership development and succession planning of management

Corporate History and Evolution
Experience and understanding of Roblox’s corporate history and evolution

10

Corporate Governance Highlights

We believe that good corporate governance promotes the long-term interests of the Company, strengthens our Board and management accountability and leads to better business performance. For these reasons, we are committed to maintaining strong corporate governance practices.

Details regarding our corporate governance practices can be found in the “Corporate Governance”  section beginning on page 23, including the following highlights:

Board Composition and Independence

◼
Board brings a mix of operating, financial and governance experience across relevant sectors
◼
75% independent Board and 100% independent Board committees
◼
Lead Independent Director with expansive duties
◼
Stringent director overboarding limits (including CEO limit)
◼
Average Board tenure of 10.4 years

Board and Committee Practices

◼
Robust annual Board and committee self-evaluations
◼
Regular executive sessions of non-management directors and independent directors
◼
Committees have authority to retain independent advisors and consultants as needed
◼
Director onboarding program and continuing director education
◼
Periodic review of committee charters and key governance policies

Compensation Governance and Accountability

◼
Annual advisory Say-on-Pay vote
◼
Stock ownership guidelines for non-employee directors and executive officers
◼
Prohibition on hedging, short sales and derivative trading
◼
Executive officer private company investment guidelines
◼
Stockholder communications process for contacting non-management directors

11	2026 Proxy Statement

Executive Compensation Highlights

Pay for Performance and Stockholder Alignment

Our compensation program focuses on ownership, long-term retention and value creation.

Executive Compensation in 2025

◼	CEO: 100% of our CEO’s direct compensation was equity-based subject to either time-based vesting over three years or performance-based vesting, with the performance based on achievement against pre-determined bookings and Covenant Adjusted EBITDA margin targets.
◼	Non-CEO: Other than our CEO, approximately 90% of the compensation of each of our current named executive officers (“NEOs”) was equity-based and subject to either time-based vesting over multiple years or performance-based vesting, with the performance based on achievement against pre-determined bookings and Covenant Adjusted EBITDA margin targets.

Compensation Practices

What we do	What we do not do

◼
100% independent directors on our Leadership Development and Compensation Committee (“LDCC”)
◼
Independent compensation advisor, who provides no other services to the Company
◼
In 2025, 100% of our CEO’s direct compensation was equity-based
◼
Annual review of NEO compensation levels using size-appropriate peer group and broader technology industry survey data
◼
Double-trigger change in control arrangements
◼
Assess the risk-reward balance of our compensation programs to mitigate undue risks
◼
Robust stock ownership guidelines apply to all executive officers and non-employee directors
◼
Annual advisory vote on NEO compensation
◼
At least annual reviews of executive officer compensation and peer group data
◼ No pension plans ◼ No hedging or pledging of our stock by directors, executives or employees ◼ No excise tax gross-ups upon a change in control

12

Board of Directors

of the Independent Registered Public Accounting Firm
ITEM 1 Election of Class II Directors
The Board of Directors recommends a vote “FOR” the nominees named below

Our Board

Our Board is currently comprised of eight members. We have a classified board consisting of three classes, designated as Class I, Class II, and Class III, each serving staggered three-year terms. Information regarding each director nominee and continuing director is set forth below. As detailed further in this proxy statement, our Board, including the three director nominees, reflects a broad array of knowledge, experience, skills, backgrounds and other attributes.

Nominees

Upon the recommendation of our Nominating and Corporate Governance Committee (“NCGC”), our Board has nominated David Baszucki, Gregory Baszucki and Dennis Durkin for election as Class II directors at the Annual Meeting for new three-year terms, each to serve until the 2029 annual meeting of stockholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

Voting Considerations

Each of the nominees has consented to being named in the proxy statement and to continue to serve as a director, if elected; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board to fill such vacancy.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of the nominees. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

Each director is elected by a plurality of the votes cast by the voting power of the shares of our common stock present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted “FOR” a particular nominee, whether as a result of abstentions, stockholders choosing to “WITHHOLD” authority to vote in the election of directors, or broker non-votes, will not have an effect on the outcome of the election.

13	2026 Proxy Statement

Director Nominees

The following biographies are for our Class II nominees up for election for a three-year term expiring at the 2029 annual meeting.

David Baszucki Founder, President, Chief Executive Officer and Chair of the Board Age: 63 Director Since: 2004

Background

Mr. Baszucki has served as our Founder, President, Chief Executive Officer and member of our Board since March 2004. From July 1989 until December 1998, Mr. Baszucki served in various positions at Knowledge Revolution, a developer of 2D and 3D motion simulation software, which was acquired in December 1998 by MSC Software Corporation, a software company that specializes in simulation software, and which was acquired by Hexagon AB, a global technology group focused on precision measuring technologies, in February 2017. Between December 1998 and December 2000, Mr. Baszucki served in various positions at MSC Software Corporation, most recently as General Manager. Mr. Baszucki currently serves as a member of the board of directors of the Paley Center for Media. Mr. Baszucki holds a BS in Electrical Engineering from Stanford University.

Director Qualifications

We believe that Mr. Baszucki is qualified to serve on our Board because of the vision, perspective and experience he brings as our Founder, President, Chief Executive Officer and Chair of our Board.

Gregory Baszucki Co-Founder of Founder Partners, Former Chief Executive Officer of Wheelhouse Enterprises Age: 61 Director Since: 2008

Background

Mr. Baszucki has served as a member of our Board since February 2008. Since January 2013, Mr. Baszucki has served as a Co-Founder of Founder Partners, a closely held partnership which builds and invests in capital efficient mobile, Internet and software companies. He is also the Chairman of Wheelhouse Enterprises, Inc., a marketplace for buyers and sellers of business software, and from its founding in January 2009 through February 2023, served as Chief Executive Officer. Prior to Founder Partners and Wheelhouse Enterprises, Mr. Baszucki founded and served as President of Dealix Corporation, an online automotive sales company between November 1998 and November 2006. Mr. Baszucki currently serves as a member of the board of directors of Interactive Memories, Inc. Mr. Baszucki holds a BS in Electrical Engineering from University of Minnesota-Twin Cities.

Director Qualifications

We believe that Mr. Baszucki is qualified to serve on our Board because of his significant knowledge of and history with our Company, his executive leadership experience, his extensive experience as an entrepreneur, and his experience as a current and former director of many companies.

14

Dennis Durkin

Former Chief Financial
Officer and President of
Emerging Businesses at
Activision Blizzard, Inc.

Age: 55

Director Since: 2026

Committees:

Audit and Compliance,
Leadership Development
and Compensation

Background

Mr. Durkin has served as a member of our Board since March 2026. Previously, he served as the Chief Financial Officer of Activision Blizzard, Inc. until his retirement in May 2021. During his tenure at Activision Blizzard, Mr. Durkin served as Chief Financial Officer from March 2012 to May 2017 and again from January 2019 to May 2021, as Chief Corporate Officer from May 2017 to January 2019, and as President of Emerging Businesses from January 2019 to May 2021. Before joining Activision Blizzard, Mr. Durkin held positions of increasing responsibility at Microsoft Corporation from August 1999 to February 2012, most recently serving as Corporate Vice President and Chief Operating and Financial Officer of the Interactive Entertainment Business, which included the Xbox, Xbox Live and games business. His tenure at Microsoft included two years based in London, England leading Microsoft’s pan-European corporate development and strategy. Mr. Durkin currently serves on the board of directors of On Holding AG, a sportswear company, Oura Health Oy, a health tracking company, and webAI, an AI platform company. He holds a BA in Government from Dartmouth College and an MBA from Harvard University.

Director Qualifications

We believe Mr. Durkin is qualified to serve on our Board because of his extensive executive leadership and financial expertise in the gaming and technology industries. His experience as a former public company CFO and his leadership roles at Microsoft provide our Board with deep insight into financial operations, capital allocation and the global gaming ecosystem.

15	2026 Proxy Statement

Continuing Directors

The following biographies are for each Class III director whose current term will expire at the 2027 annual meeting.

Anthony P. Lee Vice President of Altos Ventures Management, Inc. Age: 55 Director Since: 2008 Committees: Nominating and Corporate Governance (Chair); Lead Independent Director

Background

Mr. Lee has served as a member of our Board since February 2008 and was appointed as our Lead Independent Director in November 2020. He joined Altos Ventures in May 2000 and is currently a Vice President of Altos Ventures Management, Inc., which manages a family of international, technology-focused venture capital funds. He is a managing director of each fund. In addition, Mr. Lee currently serves on the board of directors of several private companies and non-profit organizations. He holds an AB in Politics from Princeton University and an MBA from the Stanford Graduate School of Business.

Director Qualifications

We believe that Mr. Lee is qualified to serve on our Board because of his significant knowledge of and history with our Company and his experience as a seasoned investor and current and former director of many companies.

Andrea Wong

Former President of
International Production for
Sony Pictures Television and
International for Sony
Pictures Entertainment

Age: 59

Director Since: 2020

Committees:

Leadership Development
and Compensation,
Nominating and Corporate
Governance

Background

Ms. Wong has served as a member of our Board since August 2020. She currently serves on the board of directors of Liberty Media Corporation, an owner and operator of media, communications and entertainment businesses (since September 2011), and Hudson Pacific Properties Inc., a real estate investment trust (since August 2017). Ms. Wong previously served on the board of directors of QVC Group, Inc., an owner and operator of digital commerce businesses from April 2010 until her resignation in May 2025. From 2011 to 2017, Ms. Wong served as President, International Production for Sony Pictures Television and President, International for Sony Pictures Entertainment. From 2007 to 2010, she served as President and Chief Executive Officer of Lifetime Entertainment Services. Ms. Wong served in various positions with ABC, Inc., a subsidiary of The Walt Disney Company, from 1993 to 2007, including as Executive Vice President, Alternative Series, Specials and Late Night. Ms. Wong previously served as a director of Hudson’s Bay Company, Oaktree Acquisition Corp., Oaktree Acquisition Corp. II, and Social Capital Hedosophia Holdings Corp. Ms. Wong holds a BS in electrical engineering from the Massachusetts Institute of Technology and an MBA from the Stanford Graduate School of Business.

Director Qualifications

We believe that Ms. Wong is qualified to serve on our Board because of her extensive background in media programming across a variety of platforms, her executive leadership experience with the management and operation of companies in the entertainment sector, and her experience as a current and former director of many companies.

16

The following biographies are for each Class I director whose current term will expire at the 2028 annual meeting.

Christopher Carvalho Former Chief Operating Officer of Kabam, Inc. Age: 60 Director Since: 2015 Committees: Audit and Compliance, Nominating and Corporate Governance

Background

Mr. Carvalho has served as a member of our Board since December 2015. Between January 2010 and December 2013, Mr. Carvalho served as Chief Operating Officer of Kabam, Inc., a developer of online computer games. From June 2008 to October 2010, he served as Vice President and General Manager of SmartyCard, a division of Gazillion Entertainment, a developer of online computer games. Between January 1999 and June 2008, Mr. Carvalho served in several capacities with Lucasfilm Ltd., a film and entertainment company, including as the head of Business Development. Mr. Carvalho currently serves on the board of Modern Times Group MTG AB, a digital entertainment company listed on the Nasdaq Stockholm AB. Between 2016 and 2019, Mr. Carvalho served as a member of the board of directors of G5 Entertainment AB, a developer and publisher of mobile games listed on the Nasdaq Stockholm AB main market and the Nasdaq OTCQX. Mr. Carvalho holds a BS in Business Administration from the University of California, Berkeley, Haas School of Business and an MBA from the University of California, Los Angeles Anderson School of Management.

Director Qualifications

We believe that Mr. Carvalho is qualified to serve on our Board because of his executive level experience in online gaming, his general experience with and knowledge of the industry in which we operate, and his experience as a current and former director of many companies.

Jason Kilar Former CEO of Warner Media, LLC Age: 54 Director Since: 2023 Committees: Audit and Compliance, Leadership Development and Compensation (Chair)

Background

Mr. Kilar has served as a member of our Board since September 2023. Since September 2017, Mr. Kilar has served as a member of the board of directors of Wealthfront Corporation, a digital wealth management company. From March 2019 through June 2024, Mr. Kilar served as a member of the board of directors of Opendoor Technologies Inc. Previously, Mr. Kilar served as the Chief Executive Officer of Warner Media, LLC, a media and entertainment subsidiary of its public company parent, Warner Bros. Discovery, Inc. from May 2020 to April 2022. Prior to that, Mr. Kilar co-founded and served as the Chief Executive Officer of Vessel Group, Inc., a video platform company, from 2013 to 2017. Prior to Vessel Group, Mr. Kilar served as the founding Chief Executive Officer of Hulu, LLC, a streaming service company, from 2007 to 2013. Mr. Kilar also served in a variety of senior leadership roles with Amazon.com, Inc., an e-commerce technology company, from 1997 to 2006, including as Senior Vice President, Worldwide Application Software, and Vice President and General Manager of Amazon’s North American media businesses. He has also served on various other private company boards of directors, including Univision Communications Inc. from September 2016 to April 2020 and Brighter Inc. from 2013 until its acquisition by Cigna Corporation in 2017. Mr. Kilar received his BA in Journalism and Business Administration from University of North Carolina at Chapel Hill and MBA from Harvard Business School.

Director Qualifications

We believe that Mr. Kilar is qualified to serve on our Board because of his deep expertise in operations as a former CEO and seasoned board member, and his extensive experience with technology, high-growth, media, consumer and digital companies.

17	2026 Proxy Statement

Gina Mastantuono President and Chief Financial Officer of ServiceNow, Inc. Age: 55 Director Since: 2021 Committees: Audit and Compliance (Chair), Leadership Development and Compensation

Background

Ms. Mastantuono has served as a member of our Board since April 2021. Ms. Mastantuono has served as the Chief Financial Officer of ServiceNow, Inc. since January 2020 and President since January 2025. From December 2016 to January 2020, Ms. Mastantuono served as Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a provider of global technology and supply chain services and as its Executive Vice President, Finance from April 2013 to December 2016. From June 2007 to April 2013, Ms. Mastantuono served as Senior Vice President, Chief Accounting Officer and International Chief Financial Officer of Revlon, Inc., a cosmetics, skin care, fragrance and personal care company. Before Revlon, Ms. Mastantuono held various finance executive roles at InterActiveCorp., a publicly traded operator of a diversified portfolio of specialized and global brands, and Triarc Companies, Inc., a publicly traded consumer products company. Ms. Mastantuono currently serves on the board of directors of Gong.io Inc., a revenue intelligence platform company. She began her career at Ernst & Young, LLP in New York. Ms. Mastantuono is a certified public accountant with more than 30 years of finance experience. Ms. Mastantuono attended the State University of New York at Albany, where she earned a BS in Accounting and Business Administration.

Director Qualifications

We believe Ms. Mastantuono is qualified to serve on our Board because of her deep financial and strategic acumen and her extensive management experience with global technology companies. Further, Ms. Mastantuono’s financial expertise over 30 years in finance provides her with the necessary skills and experience to perform audit and compliance committee functions.

18

Board Composition and Refreshment

We are committed to having a skilled and experienced Board that will provide sound oversight as Roblox continues to execute on its long-term growth strategy.

Our NCGC is responsible for reviewing with the Board the appropriate characteristics, skills and experience necessary to maintain a Board composition capable of effectively overseeing execution of the Company's long-term strategic plan. Our NCGC uses a variety of methods to identify and evaluate director nominees. Our NCGC and our Board evaluate each director in the context of the membership of the Board as a group, with the objective of maintaining a Board that can best perpetuate the success of the business through the exercise of sound judgment using its broad array of backgrounds and experiences in various areas. Our NCGC also retains search firms from time to time to assist in identifying and evaluating potential director candidates. While the Board has not established specific minimum qualifications for members of the Board, the Board believes that the assessment of director qualifications may include numerous factors which we refer to as the Director Criteria, such as:

◼
character;
◼
professional ethics and integrity;
◼
judgment;
◼
business acumen;
◼
proven achievement and competence in one’s field;
◼
the ability to exercise sound business judgment;
◼
tenure on the Board and skills that are complementary to the Board;

◼
an understanding of the Company’s business;
◼
an understanding of the responsibilities that are required of a member of our Board;
◼
other time commitments; and
◼
a broad range of other attributes such as professional background, education, age and geography, as well as other individual qualities that contribute to the total mix of viewpoints and experience represented on the Board.

19	2026 Proxy Statement

Each year, as part of the Board succession planning and refreshment process, the NCGC, together with the Board, discusses the Board’s future composition needs. These discussions include the desired skills and attributes of new Board members and the current and long-term needs of our business and the skills composition of our Board and committees. The NCGC worked with a third-party search firm, supplemented with recommendations from members of both the Board and management, to identify candidates whose skills and attributes would complement our existing Board. As a result of a robust and deliberate search process, in March 2026 we appointed Dennis Durkin, the former CFO of Activision Blizzard, to our Board and also as a member of our LDCC and Audit and Compliance Committee (“ACC”).

20

Stockholder Recommendations and
Nominations to the Board of Directors

The NCGC will consider director candidates recommended by stockholders holding at least 1% of the fully diluted capitalization of the Company continuously for at least 12 months prior to the date of the submission of the recommendation, so long as such recommendations comply with our articles of incorporation, bylaws, and applicable laws, rules and regulations, including those promulgated by the Securities and Exchange Commission (the “SEC”). The NCGC will evaluate such recommendations in accordance with its charter, our bylaws and our policies and procedures for director candidates, as well as the Director Criteria. This process is designed to ensure that our Board includes members with a variety of backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should direct the recommendation in writing by letter, attention of the Chief Legal Officer or the Legal Department, at 3150 South Delaware Street, San Mateo, California 94403. Such recommendations must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a statement of support by the recommending stockholder, a signed letter from the candidate confirming willingness to serve on our Board, information regarding any relationships between the candidate and our Company, evidence of the recommending stockholder’s ownership of our capital stock and any other information required by our bylaws. The NCGC has discretion to decide which individuals to recommend for nomination as directors.

Under our bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Corporate Secretary. To be timely for the 2027 annual meeting of stockholders, nominations must be received by our Corporate Secretary observing the same deadlines for stockholder proposals discussed below under “Questions and Answers About the Proxy Materials and 2026 Annual Meeting—What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?—Stockholder Proposals.”

21	2026 Proxy Statement

Board Evaluation and Succession Planning

The Board recognizes the importance of regularly evaluating its performance to ensure that the Board and its committees operate effectively and efficiently. The NCGC, with oversight from our Lead Independent Director, leads a formal self-evaluation process on an annual basis. Annually, the Board engages an independent third-party consultant, experienced in corporate governance matters, to facilitate a robust assessment process. This process was designed to assess the performance of the Board, as well as each committee, and to identify opportunities to improve processes and effectiveness. Our annual evaluation incorporates feedback from both directors and senior management. Insights from this process directly inform our ongoing Board succession planning and recruitment priorities.

Annual Evaluation Process

01
NCGC Oversight & Initiation

The NCGC oversees a comprehensive evaluation process to assess and enhance Board and committee effectiveness.

02
Independent Third-Party Facilitation

To promote candid feedback, an independent governance consulting firm facilitates the evaluation process through structured interviews and questionnaires.

03
Comprehensive 360° Feedback

The process captures perspectives from both directors and senior management on Board-management dynamics, providing a full 360° view of Board effectiveness.

04
Analysis of Results

Preliminary results are reviewed with the NCGC before final findings and recommendations are presented and discussed with the full Board.

05
Driving Board Improvement

Insights gathered from the evaluation directly inform future Board succession planning and recruitment priorities.

22

Corporate Governance

Director Independence

Under the listing standards of the New York Stock Exchange (“NYSE”), a “controlled company” is exempt from the requirement that independent directors comprise a majority of a listed company’s board and that each member of the company’s audit, compensation, and nominating and corporate governance committees be independent. Although we believe we are eligible for this exemption, we do not take advantage of it. We have elected to maintain a majority independent Board and fully independent standing committees to ensure effective oversight.

Under NYSE listing standards, a director will only qualify as an “independent director” if the board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment and affiliations, our Board has determined that six of our seven non-employee directors (Mr. Carvalho, Mr. Durkin, Mr. Kilar, Mr. Lee, Ms. Mastantuono and Ms. Wong) do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of the NYSE.

In making these determinations, our Board considered:

◼	the current and prior relationships that each non-employee director has with our Company;
◼	commercial transactions in the ordinary course of business between the Company and entities associated with our directors (as further described in the section titled "Transactions with Related Persons” );
◼	beneficial ownership of our capital stock; and
◼	all other facts and circumstances our Board deemed relevant in determining their independence.

The Board has further determined that all members of the ACC satisfy the heightened independence criteria applicable to those committee members under the NYSE rules.

23	2026 Proxy Statement

Board Leadership Structure

The Board regularly evaluates its leadership structure to ensure it promotes effective oversight and aligns with the Company's strategic needs. Our governing documents provide the Board with the flexibility to determine the framework that best suits the Company’s needs at any given time. After careful consideration of the Company's business evolution and operating environment, the Board believes that having a combined Chair and Chief Executive Officer (“CEO”), counterbalanced by a strong Lead Independent Director and independent committee chairs, best positions the Company for continued success. Mr. David Baszucki currently serves as both Chair of the Board and CEO. As the Company's founder, Mr. Baszucki possesses unique insight into our business, technology and operations, positioning him to identify strategic priorities, lead critical board discussions, and execute our business plans effectively. This structure streamlines decision-making and ensures clear accountability during our current phase of growth.

Current Leadership Structure

Our Corporate Governance Guidelines provide that if the Chair of our Board is not an independent director, our independent directors will designate one of the independent directors to serve as Lead Independent Director. Because Mr. David Baszucki is our Chair and CEO, our Board, including the independent directors, appointed Anthony P. Lee to serve as our Lead Independent Director in 2020. In appointing Mr. Lee as Lead Independent Director, the Board considered Mr. Lee’s demonstrated leadership during his tenure as a director, his contributions as chair of the NCGC, and his prior contributions as a member of the ACC and LDCC. The Board continues to believe that Mr. Lee’s ability to act as a strong Lead Independent Director provides balance in our leadership structure and is in the best interest of Roblox and its stockholders.

As Lead Independent Director, Mr. Lee’s responsibilities include:

◼	calling, contributing to the agenda and presiding over separate meetings of our independent directors;
◼	reporting feedback from executive sessions to our Chair and CEO;
◼	serving as spokesperson for the Company as requested; and
◼	performing such additional duties as a majority of the independent directors may designate from time to time.

In addition to the Lead Independent Director role, only independent directors serve on the ACC, LDCC, and NCGC. As a result of the Board’s committee system and the existence of a majority of independent directors, the Board believes it maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. We believe that the leadership structure of our Board is appropriate and enhances our Board’s ability to effectively carry out its roles and responsibilities on behalf of our Company, while Mr. Baszucki’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

24

Board Committees

Our Board has established the ACC, LDCC and NCGC. Each committee member meets the requirements for independence under the listing standards of the NYSE and SEC rules and regulations, and each committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the NYSE. A copy of each charter is available on our website at ir.roblox.com under “Governance.” Members will serve on these committees until their resignation or until as otherwise determined by our Board. The composition and responsibilities of each of the committees of our Board is described below.

Gina Mastantuono (Chair)

Christopher Carvalho

Jason Kilar

Dennis Durkin

Audit and Compliance Committee

Our ACC is responsible for, among other things:

◼
selecting, retaining, evaluating and overseeing a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
◼
helping to ensure the independence and oversee the performance of the independent registered public accounting firm;
◼
reviewing and discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;
◼
reviewing our financial statements and our critical accounting policies, principles and estimates;
◼
overseeing and monitoring the audit and integrity of our financial statements, accounting and financial reporting processes and internal controls;
◼
overseeing the design, implementation and performance of our internal audit function;
◼
overseeing our compliance with the Public Company Accounting Oversight Board (“PCAOB”), and other legal and regulatory requirements;
◼
adopting and overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
◼
overseeing our policies on risk assessment and risk management, including major financial, operational, cybersecurity, IT, and climate-related risks;
◼
reviewing cybersecurity and data security risks and mitigation strategies;
◼
reviewing the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
◼
reviewing and approving related party transactions; and
◼
approving or, as required, pre-approving, all audit and all permissible non-audit services, to be performed by the independent registered public accounting firm.

Each member of the ACC meets the financial literacy and sophistication requirements of the listing standards of the NYSE.

No member of our ACC may serve on the audit committee (or other board committee performing equivalent functions) of more than three public companies, including Roblox, unless our Board determines that such simultaneous service would not impair the ability of such member to effectively serve on our ACC and we disclose such determination in our annual proxy statement.

Our Board has determined that Ms. Mastantuono is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K.

Our ACC has engaged a third-party consultant to advise on cybersecurity matters.

25	2026 Proxy Statement

Jason Kilar (Chair, March 2025 – present)

Andrea Wong (Former Chair, March 2021 – March 2025)

Gina Mastantuono

Dennis Durkin

Leadership Development and Compensation Committee

Our LDCC is responsible for, among other things:

◼
reviewing and approving the corporate goals and objectives applicable to the compensation of our executive officers, including our CEO and evaluating the performance of each such officer in light thereof;
◼
reviewing, determining and approving the cash and equity compensation of our officers, including our CEO and other key employees;
◼
reviewing, approving and administering our employee benefit and equity incentive plans;
◼
administering the Company's compensation recovery policies;
◼
advising our Board on management proposals to stockholders on executive compensation matters and overseeing management’s engagement with stockholders and proxy advisory firms on executive compensation matters;
◼
establishing, reviewing and overseeing the development and implementation of employee compensation plans to ensure consistency with our general compensation strategy;
◼
reviewing and discussing our compensation policies and practices with management for risk assessment;
◼
reviewing and making recommendations regarding non-employee director compensation to our full Board;
◼
retaining or obtaining the advice of compensation advisors, independent legal counsel and other advisors;
◼
overseeing regulatory compliance with respect to compensation matters affecting the Company, including reviewing and discussing the Compensation Discussion and Analysis section in this proxy statement and related executive compensation information and producing the compensation committee report on executive officer compensation; and
◼
periodically reviewing and discussing with our Board our corporate and CEO succession planning and leadership development plans for the CEO and other executive officers.

As part of the Board’s periodic rotation of committee leadership, Jason Kilar was appointed Chair of the LDCC in March 2025, succeeding Andrea Wong. Mr. Kilar’s prior service as a member of the LDCC ensured a seamless transition in leadership.

Compensation Committee Interlocks and Insider Participation

None of the members of our LDCC is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or LDCC. See the section titled “Transactions with Related Persons”  for information about any related party transactions involving members of our LDCC or their affiliates.

26

Anthony P. Lee (Chair)

Andrea Wong

Christopher Carvalho

Nominating and Corporate Governance Committee

Our NCGC is responsible for, among other things:

◼
identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board;
◼
considering and making recommendations to our Board regarding the composition of our Board and its committees;
◼
overseeing the evaluation of our Board, each of its committees and each director;
◼
reviewing and overseeing the Company's trust and safety programs and policies;
◼
overseeing and reviewing developments in our corporate governance practices, including developing and making recommendations to our Board regarding our corporate governance guidelines or framework;
◼
developing, approving and reviewing compliance with the Company’s Code of Business Conduct and Ethics, including overseeing compliance with the Company's executive officer investment guidelines; and
◼
reviewing conflicts of interest of directors and officers other than related party transactions reviewed by the ACC.

27	2026 Proxy Statement

Board Meetings and Engagement

Meeting Attendance

During our fiscal year ended December 31, 2025, our Board held 7 meetings (including regularly scheduled and special meetings). Our standing committees met as follows: the ACC held 6 meetings, the LDCC held 6 meetings, and the NCGC held 7 meetings. Each then-serving director attended (i) 100% of all Board meetings and (ii) at least 90% of the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.

Executive Sessions

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Such executive sessions will be led by independent directors. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis but not less than twice a year.

Attendance at Annual Meeting of Stockholders

Each director is strongly encouraged to attend the Company’s annual meetings of stockholders. Each then-serving director attended our 2025 annual meeting of stockholders.

Director Orientation and Continuing Education

We provide an orientation process for new directors to familiarize them with our business, strategy, and key policies through a review of materials and meetings with management. For our sitting directors, we periodically facilitate educational sessions led by management or internal subject matter experts on specific topics. Additionally, we provide directors with opportunities to attend external educational programs throughout the year covering a range of important issues facing directors of public companies.

28

Board Oversight of Risk

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational, in the pursuit and achievement of our strategic objectives. We have designed and implemented processes to manage risk in our operations.

Board of Directors
◼
has responsibility for the oversight of our risk management framework, which is designed to identify, assess, and manage risks to which our Company is exposed, as well as to foster a corporate culture of integrity
◼
regularly reviews our strategic and operational risks in the context of discussions with management, question and answer sessions, and reports from the management team at each regular Board meeting

⭥	⭥	⭥
Audit and Compliance Committee	Leadership Development and Compensation Committee	Nominating and Corporate Governance Committee
◼
assists our Board in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, internal controls over financial reporting and disclosure controls and procedures, as well as legal and regulatory compliance;
◼
discusses with management, and the Company’s internal and independent auditor, guidelines and policies with respect to risk assessment and risk management, and reviews related party transactions; and
◼
oversees cybersecurity and IT-related risks, as well as material climate-related financial risks

◼
assesses risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and evaluates policies and practices that could mitigate such risks;
◼
oversees succession planning initiatives; and
◼
oversees executive compensation governance, including stock ownership guidelines and clawback and recoupment practices

◼
assesses risks relating to our corporate governance practices and the independence of the Board;
◼
oversees our initiatives related to trust and safety on platform;
◼
monitors compliance with the Code of Business Conduct and Ethics; and
◼
receives and reviews reports on AI governance, including risks associated with AI integrated within our products, and cybersecurity and technology programs

⭥	⭥	⭥
Management
◼ is responsible for the day-to-day oversight and management of strategic, operational, legal and compliance, cybersecurity, and financial risks

Leadership Development and Management Succession Planning

The Board and management team recognize the importance of continuously developing our executive talent. The LDCC periodically reviews the performance of, and succession planning for, our management team (including our CEO) and evaluates potential successors to management positions. In conducting its evaluation, the LDCC considers current and future organizational needs, competitive challenges, leadership and management potential and development and emergency situations.

29	2026 Proxy Statement

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Business Conduct and Ethics that applies to all of our and our subsidiaries’ employees, officers and directors, including our CEO, Chief Financial Officer, and other executive and senior financial officers and our contractors, consultants and agents. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at ir.roblox.com under “Governance Documents.” We will disclose any amendments to our Code of Business Conduct and Ethics or any waivers of the requirements of our Code of Business Conduct and Ethics for directors and executive officers on the same website or in filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Key Corporate Governance Guidelines Provisions
01 Board and committee self-evaluations

The NCGC oversees an annual self-evaluation by the Board and each of its committees. The NCGC will utilize the results of this process in assessing Board composition and performance to further the interests of the Company and its stockholders in a manner consistent with the Company’s mission and core values.

02 Director onboarding and education

The NCGC oversees the Company’s director orientation and continuing education programs. The directors and the Company are committed to ensuring that all directors receive orientation and continuing education.

03 Limitation on other board service	No director should serve on more than four additional public company boards without the approval of the Board. Our CEO should not serve on more than one additional public company board.
04 No competing board service

No director should sit on the board of any competitor of the Company, and every director should do an annual review of their other directorships to assess whether competition with the Company may have evolved in the preceding year due to new product or service introductions, among other things.

05 Change in employment

Directors are instructed to notify the NCGC if they become aware of circumstances, including changes of employment, that could materially interfere with their service as a director. The NCGC may request that the director cease the activity or, in more severe cases, submit his or her resignation from the Board.

30

Communication with the Board

The Board believes that stockholders should have an opportunity to send communications to the non-management members of the Board. In cases where stockholders and other interested parties wish to communicate directly with the Company’s non-management directors, messages should be in writing and should be sent to the Chief Legal Officer, Chief Financial Officer or Legal Department by mail to the principal executive office of the Company. Any such communication should be made in accordance with the following policy.

Each communication should set forth (i) the name and address of the stockholder, as it appears on the Company’s books, and if the Company’s Class A common stock is held by a nominee, the name and address of the beneficial owner of the Company’s Class A common stock and (ii) the number of shares of the Company’s Class A common stock that are owned of record by the record holder and beneficially by the beneficial owner.

The Company’s Chief Legal Officer, Chief Financial Officer or Legal Department, in consultation with appropriate directors as necessary, shall review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for the Company’s stockholders to act on or for the Board to consider and (3) matters that are of a type that render them improper or irrelevant to the functioning of the Board or the Company, including without limitation, mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive or otherwise inappropriate material. If appropriate, the Company’s Chief Legal Officer, Chief Financial Officer or Legal Department will route such communications to the appropriate director(s) or, if none is specified, to the Chair of the Board or the Lead Independent Director if the Chair of the Board is not independent.

The Company’s Chief Legal Officer, Chief Financial Officer or Legal Department may decide in the exercise of their judgment whether a response to any communication is necessary and shall provide a report to the NCGC on a quarterly basis of any communications received for which the Chief Legal Officer, Chief Financial Officer or Legal Department has responded. These policies and procedures for communications with the non-management directors are administered by the NCGC.

These policies and procedures do not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Family Relationships

David Baszucki, our Founder, President, CEO and Chair of our Board and Gregory Baszucki, one of our directors, are brothers. There are no other family relationships among any of our executive officers or directors.

31	2026 Proxy Statement

Our Values in Action

At Roblox, our mission is to connect one billion users with optimism and civility. We are building an immersive platform for connection and communication where every day, millions of users come to create, play, work, learn and connect with each other in experiences built by our global creator community. We view our community—encompassing users, creators, and employees—as our most critical asset, and we act as its dedicated stewards.

We embrace four core values that guide our daily actions:

Respect the community

We consider our impact on the world, strive to make decisions with everyone’s best interests in mind, and communicate authentically. We prioritize our community before company, company before team, and team before individual.

We are responsible We are empowered and responsible for both the intended and unintended consequences of our actions.

Take the long view We drive innovation by setting a long-term vision first, even when making short term decisions and making incremental advancements.

Get stuff done We drive execution every day by taking initiative and relentlessly iterating towards long-term goals.

32

Employee Engagement

In 2025, over 87% of participating employees surveyed said they were proud to work for Roblox.

Our People and Culture

We cultivate an innovation-first culture designed to empower our employees and leadership. As of December 31, 2025, we employed 3,065 full-time employees, predominantly based at our San Mateo, California headquarters, alongside thousands of trust and safety agents globally.

To drive the continuous evolution of the Roblox Platform, we are committed to attracting and retaining top-tier talent, particularly in product and engineering. At the end of 2025, over 2,300 employees—accounting for approximately 75% of our full-time workforce—served in product and engineering functions.

We believe that teams are most successful when aligned around a shared vision and given the autonomy to tackle big opportunities. We regularly collect feedback to improve the employee experience; in 2025, over 87% of participating employees on average reported they were proud to work for Roblox.

Giving Back

To support the causes our employees care about, we match donations to eligible charities dollar-for-dollar, up to $15,000 per U.S. employee annually. In 2025, the Company matched approximately $2.7 million in contributions.

$15,000

maximum amount matched per contributor

$2.7 million

contributions matched by the Company in 2025

Powered By Our Own Platform

At Roblox, we use our own platform to power key talent programs—from platform-native, game-based hiring assessments that evaluate problem-solving, to immersive new-hire orientations that introduce employees to our culture through the same kinds of experiences our users love. Employees can also explore their total rewards package through a dedicated compensation experience, making complex information more accessible and engaging while showcasing the platform’s unique capabilities.

33	2026 Proxy Statement

Total Rewards: Health, Wealth, and Happiness

Our Total Rewards team has designed a compensation and benefits system that reflects our values and drives our performance. Our philosophy is centered around enabling employees to bring their best selves to work and thrive both personally and professionally. In practice, our approach is to offer innovative and competitive Total Rewards that support health, wealth, and happiness.

We have embarked on a journey to redefine compensation through the following key pillars:

◼	Fair and Formulaic Compensation: Employees in the same role, level, location, and performance category have the same compensation target: equal pay for equal work.
◼	Pay Equity: Roblox is deeply committed to pay equity, regularly conducting analyses to identify and address any potential pay disparities based on gender or race.
◼	Nimble Equity System: Our unique quarterly equity refresh program delivers consistent equity awards that adapt to current market conditions.
◼	Promotion vs. Progression: By moving from a traditional job-level promotion system to a continuous progression model, we support ongoing growth and deliver more frequent compensation adjustments that reflect each employee’s contributions.
◼	Roblox Recognition Program: The Roblox Recognition Award program is designed to reward employees who demonstrate bursts of heightened impact that go above and beyond the expectations of their level.

We prioritize proactive benefits that enable employees to achieve sustained peak performance:

Health measurement

We provide one month supply of continuous glucose monitors (CGMs) per year, onsite DEXA scans, onsite biometric screenings, and coverage for wearable devices to equip employees with detailed insights into their health.

Nutrition

We have developed a nutrition philosophy that guides our onsite food program. The nutrition philosophy focuses on good energy and whole foods to provide food that promotes optimal metabolic health, higher nutrients, and minimal processing.

Movement We offer onsite and virtual one-on-one health coaching. Health coaches create personalized plans for employees based on their individual priorities and key focus areas.	Mental and Emotional Health We provide 25 covered coaching or therapy sessions per year per person for both employees and dependents.

Roblox’s commitment to an innovative and industry-leading Total Rewards strategy was recognized by Transform’s 2025 Total Rewards Strategy of the Year award, acknowledging our dedication to pushing boundaries and implementing forward-thinking approaches in compensation, benefits, and employee well-being.

34

Our Commitment to Civility, Safety, and Engagement

Safety and civility are foundational to everything we do. We are focused on building a safe and civil place where everyone can create, explore, collaborate and share experiences. As our community grows, our platform, policies and systems continuously evolve alongside it. We emphasize transparency and community engagement to empower users and their families through several key initiatives:

Roblox Teen Council

Now in its second year and expanded to include members from the U.S., Canada, and Mexico, the Teen Council provides invaluable insights on platform features, community standards, and safety tools. These young leaders collaborate directly with our internal teams to help us build a platform that is relevant and authentic for their peers.

Inaugural Parent Council

Launched in late 2025, this council brings together up to 80 parents and caregivers from around the world to serve as advisers on safety and civility. This initiative empowers families to have a direct voice in how safety evolves on the platform.

Parent Champions Program

A specialized initiative within our Parent Council where selected members serve as peer-to-peer educators, helping families navigate safety settings, understand content maturity ratings, and foster healthy digital conversations within their communities.

Safety & Civility Advisory Board

A group of safety, mental health and wellbeing experts from around the world that provide feedback and guidance on our products and policies to make the platform safer and more civil.

Community Safety Council

This program connects a group of trusted, engaged creators directly with our safety teams to raise awareness of community concerns and provide detailed feedback on platform safety.

Safer Internet Initiatives We recently introduced a “Youth Guide to Community Standards,” developed in partnership with our Teen Council to make our guidelines more digestible for younger users.

Educational Guides & Resources

We regularly publish conversational “how-to” guides, such as our instructions on setting Content Maturity Labels and managing parental controls remotely, to help parents make informed decisions about their child's experience, as well as guides for parents on how to talk to their kids about digital safety and wellbeing.

To learn more about our commitment to a positive digital community and to access our safety guides and resources, please visit https://civility.roblox.com/resources.

35	2026 Proxy Statement

Non-Employee Director—Director Compensation Policy

Additional Cash Fees

Lead Independent Director

$40K

Audit and Compliance Committee

$25K
$15K

Leadership Development and
Compensation Committee

$20K
$10K

Nominating and Corporate
Governance Committee

$15K
$10K
⏹	Committee Chair Fees
⏹	Committee Member Fees

Each annual cash retainer and additional annual fee is paid in arrears on a prorated basis.

Director Compensation

Outside Director Compensation Policy

Our Board adopted a compensation policy for our non-employee directors (the “Director Compensation Policy”), in consultation with Frederic W. Cook & Co., Inc. (“FW Cook”), our independent compensation advisor. This policy is designed to attract, retain and reward our non-employee directors. We also reimburse our non-employee directors for reasonable, customary and documented travel expenses to our Board meetings and relevant director continuing education courses and programs. The LDCC reviews the total compensation of our non-employee directors and each element of our Director Compensation Policy at least annually with FW Cook, including by comparison to the practices and compensation levels at comparable companies in our compensation peer group.

Cash Compensation

Under the Director Compensation Policy, each non-employee director is eligible for an annual cash retainer of $90,000. Additionally, each non-employee director who serves as Lead Independent Director, or as a member or chair of a committee, is eligible for additional annual cash fees as stated in the accompanying chart.

36

Equity Compensation

Under the Director Compensation Policy, in addition to the annual cash retainer, each non-employee director is eligible for equity compensation in the form of RSUs, as further described below.

Initial Award: Each person who first becomes a non-employee director will receive, on the first trading day on or after the date on which such individual first becomes a non-employee director, (a) an award of RSUs covering a number of shares of our Class A common stock having an approximate value equal to $180,000 and (b) an award of RSUs covering a number of shares of our Class A common stock equal to the product of $270,000 multiplied by a fraction with a numerator equal to the number of calendar days between (and including) the date the individual first becomes a non-employee director and the date of the next annual meeting and a denominator equal to the number of days between (and including) the date of the prior annual meeting and the date of the next annual meeting (together, an “Initial Award”). Each Initial Award vests as to one-third of the RSUs subject to the Initial Award on the first quarterly vesting date that is on or after the one-year anniversary of the Initial Award’s grant date and as to one-third of the RSUs on each annual anniversary thereafter subject to the non-employee director continuing to provide services to us through the applicable vesting date.

Annual Award: Each non-employee director automatically will receive, on the annual meeting date, an award of RSUs, covering a number of shares of our Class A common stock having an approximate value of $270,000 (the “Annual Award”). The Annual Award will vest as to one-fourth of the RSUs subject to the Annual Award on each of the first three quarterly vesting dates that are on or after the Annual Award’s grant date and as to the remainder on the earlier of the day prior to the annual meeting date next following the Annual Award’s grant date or the one-year anniversary of the Annual Award grant date, subject to the non-employee director continuing to provide services to us through the applicable vesting date.

The number of shares granted as an Initial Award or Annual Award, as applicable, is determined by dividing the value of the Initial Award or Annual Award, as applicable, by the average fair market value of one share of our Class A common stock for the twenty consecutive trading days ending on the last trading day of the month prior to the month that includes the grant date of the award, rounded down to the nearest whole share.

In the event of a “change in control” (as defined in our 2020 Equity Incentive Plan, the “2020 Plan”), under the terms of our 2020 Plan, each non-employee director will fully vest in their outstanding company equity awards issued under the Director Compensation Policy, including any Initial Award or Annual Award, unless specifically provided otherwise in the applicable award agreement or other written agreement between us and the non-employee director.

The quarterly vesting dates are February 20, May 20, August 20 and November 20.

37	2026 Proxy Statement

Maximum Annual Compensation Limit

Under our Director Compensation Policy in any fiscal year, no non-employee director may be issued cash payments and equity awards with a combined value greater than $750,000. Any cash compensation paid or equity awards granted to an individual for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitations. The maximum limits do not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Non-Employee Directors Stock Ownership Guidelines

In May 2022, we adopted stock ownership guidelines applicable to our non-employee directors. Under the guidelines, each non-employee director is required to hold a number of shares of the Company’s common stock with a value equivalent to at least five times his or her annual cash retainer for service on the Board (not including retainers for serving as Chair or Lead Independent Director of the Board or as a member or chair of any Board committee). Directors are expected to achieve the applicable level of ownership on the later of May 11, 2027 or their five-year anniversary of joining the Board. As of the date hereof, each of the non-employee directors either meets or exceeds the applicable guideline or has additional time to comply prior to the deadline.

Deferred Compensation Plan

In March 2023, we adopted a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for non-employee directors and, as determined by the LDCC in its discretion, members of a “select group of management or highly compensated employees.” Eligible non-employee director participants may elect annually to defer up to 100% of their cash director fees and their equity awards granted under the 2020 Plan. Initially, eligible employee participants could elect to defer up to 90% of their base salary and up to 100% of their cash bonus compensation, and up to 100% of any RSUs or PSUs granted under the 2020 Plan. The Deferred Compensation Plan was amended in September 2023 to reduce the maximum RSU or PSU deferral percentage for employees to 65%.

A participant’s deferral contributions for a calendar year are credited to the participant’s book entry account(s) under the Deferred Compensation Plan for such year, as applicable. Any deferred cash amounts under the Deferred Compensation Plan are deemed invested in one or more hypothetical investment funds available under the plan, as elected by the participant in accordance with the plan’s procedures. Any deferred RSUs and/or deferred PSUs under the Deferred Compensation Plan will, at the time the RSUs and/or PSUs would otherwise vest and become transferable to the participant under the terms of the 2020 Plan, but for the participant’s election to defer, be reflected on the Company’s books as an unfunded, unsecured promise to deliver to the participant a specified number of shares of our Class A common stock in the future. Any deferred RSUs and/or PSUs will be credited with any dividend equivalents, as specified in the Deferred Compensation Plan. The obligations under the Deferred Compensation Plan generally are payable upon the earliest to occur of a participant’s separation from service or the date(s) elected by the participant. Upon a qualifying disability, a death, or our qualifying change in control, the obligations generally become immediately payable in a lump-sum. The obligations also may become payable upon a participant’s qualifying unforeseeable emergency. However, any deferred RSUs and/or PSUs will only be payable to the extent vested under the terms of the 2020 Plan and related award agreements. The obligations generally are payable in the form of a lump sum cash payment or, in certain circumstances, in annual cash installment payments, as elected by the participant in accordance with the terms of the Deferred Compensation Plan. Any distributions representing RSUs and/or PSUs are payable in shares issued pursuant to the 2020 Plan, provided that any fractional shares are rounded down to the nearest whole share. The Company generally funds the cash obligations associated with the Deferred Compensation Plan by purchasing investments that match the hypothetical investment choices made by plan participants. The investments (and any uninvested cash) are held in a rabbi trust.

38

Director Compensation Table for Fiscal Year 2025

The following table sets forth information regarding the compensation earned or paid to our non-employee directors in 2025.

Our employee director, Mr. David Baszucki, did not receive any compensation for his service as a director for the year ended December 31, 2025. Mr. Durkin is not included below as he was appointed to the Board in March 2026 and therefore did not receive any compensation from the Company prior to his appointment date. The compensation received by Mr. Baszucki as an employee is set forth in the section titled “Executive Compensation—Summary Compensation Table for Fiscal Year 2025.”

	Fees Earned or	Stock		All Other
Name	Paid in Cash ($)	Awards ($)(1)		Compensation ($)(2)	Total ($)
Gregory Baszucki (3)	90,000	381,640		16,467	488,107
Christopher Carvalho	115,000	381,640		4,117	500,757
Jason Kilar	122,806	381,640	(4)	—	504,446
Anthony P. Lee (5)	—	—		8,233	8,233
Gina Mastantuono	125,000	381,640	(6)	—	506,640
Andrea Wong	112,195	381,640		4,117	497,952
(1)	The amounts reported represent the aggregate grant date fair values of the RSUs awarded to the directors in the fiscal year ended December 31, 2025, determined by multiplying the number of units granted by the NYSE closing price of our Class A common stock on the grant date, in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures related to service-based vesting conditions. The valuation assumptions used in determining such amounts are described in the notes to the consolidated financial statements included in our Annual Report on Form 10-K filed on February 11, 2026. The amounts reflect the accounting charge for the RSUs and do not correspond to the actual economic value that may be received by the individual upon vesting or settlement of the RSUs.
(2)	This amount represents security expenses for the director and certain family members covered by the Company.
(3)	Mr. Gregory Baszucki deferred receipt of his cash fees and RSU grant under the Company’s Deferred Compensation Plan. His cash fees will become payable in ten equal annual installments following a separation from service and his RSU grant will be released in a lump sum following a separation of service.
(4)	Mr. Kilar deferred receipt of his RSU grant under the Company’s Deferred Compensation Plan. His RSU grant will be released following a separation from service.
(5)	Mr. Lee waived all fees and grants associated with his service as an outside director in fiscal year 2025.
(6)	Ms. Mastantuono deferred receipt of her RSU grant under the Company’s Deferred Compensation Plan. Her RSU grant will be released following a separation from service.

39	2026 Proxy Statement

The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2025:

				Grant
				Date Fair
		Number of		Value Per
		Shares		Restricted
	Grant	Underlying		Share
Name	Date	RSUs (1)		($) (1)
Gregory Baszucki	5/29/2025	2,251	(2)(3)	84.79
Christopher Carvalho	5/29/2025	2,251	(2)	84.79
Jason Kilar	9/13/2023	2,026	(4)	27.74
	9/13/2023	2,132	(4)	27.74
	5/29/2025	2,251	(2)(3)	84.79
Anthony P. Lee (5)	—	—		—
Gina Mastantuono	5/29/2025	2,251	(2)(3)	84.79
Andrea Wong	5/29/2025	2,251	(2)	84.79
(1)	Amount reflects unvested RSUs held by our non-employee directors as of December 31, 2025.
(2)	Amount reflects shares of our Class A common stock subject to an RSU granted pursuant to the terms and conditions of our 2020 Plan and RSU agreement thereunder. If a merger or change in control of the Company occurs before vesting, the unvested portion of the RSU shall immediately vest. The RSU award vested as to 1/4th of the RSUs subject to such award on each of August 20, 2025, November 20, 2025, and February 20, 2026, and the remaining 1/4th of the RSUs shall vest on the earlier of (i) the day prior to the Company’s annual meeting date following such award’s grant date, and (ii) May 29, 2026, subject to the non-employee director’s continued service through the applicable vesting date.
(3)	Settlement of an additional 2,250 vested shares has been deferred under the Company’s Deferred Compensation Plan and will be released following a separation of service.
(4)	Amount reflects shares of our Class A common stock subject to an RSU granted pursuant to the terms and conditions of our 2020 Plan and RSU agreement thereunder. If a merger or change in control of the Company occurs before vesting, the unvested portion of the RSU shall immediately vest. The RSU award vested as to 1/3rd of the RSUs subject to such award on each of November 20, 2024 and November 20, 2025, and the remaining 1/3rd of the RSUs shall vest on November 20, 2026, subject to the non-employee director’s continued service through the applicable vesting date.
(5)	Mr. Lee waived all fees and grants associated with his service as an outside director in 2025.

40

Executive Officers

The following sets forth certain information regarding our executive officers as of April 1, 2026 (in alphabetical order):

Name	Age	Position
David Baszucki	63	Founder, President and Chief Executive Officer
Sean “Jack” Buckley	53	Chief People and Systems Officer
Naveen Chopra	52	Chief Financial Officer
Matt Kaufman	55	Chief Safety Officer
Amy Rawlings	41	Chief Accounting Officer
Mark Reinstra	60	Chief Legal Officer & Corporate Secretary

David Baszucki’s biography is set forth above in the section titled “Board of Directors—Director Nominees.”

Dr. Sean “Jack” Buckley. Dr. Buckley has served as our Chief People and Systems Officer since March 2026. Since joining the Company in December 2020, Dr. Buckley has held various positions of increasing responsibility within our People organization, including Head of Assessment and Learning Sciences (December 2020 to October 2022), Vice President of People Science (October 2022 to April 2024), and Vice President of Grow and Understand (April 2024 to March 2026). Prior to joining Roblox, Dr. Buckley was President and Chief Scientist at Imbellus, a game-based assessment technology company, from 2019 to 2020. From 2016 to 2019, he served as Senior Vice President at the American Institutes for Research, and from 2014 to 2016, he served as Senior Vice President of Research at The College Board. From 2011 to 2013, Dr. Buckley served as Commissioner of the U.S. Department of Education’s National Center for Education Statistics. Earlier in his career, he held various academic and government positions at New York University, the Central Intelligence Agency, and the U.S. Navy. Dr. Buckley holds an AB in Government from Harvard University and an MA and PhD in Political Science from Stony Brook University.

Naveen Chopra. Mr. Chopra has served as Chief Financial Officer at Roblox since June 2025. Previously, he served as Executive Vice President and Chief Financial Officer of Paramount Global, a digital media conglomerate, from August 2020 to June 2025, and as Vice President and Chief Financial Officer of Amazon Devices & Services, from August 2019 to June 2020. From February 2017 to February 2019, Mr. Chopra served in various roles at Pandora Media, Inc. (acquired by Sirius XM Holdings Inc.), most recently as its Chief Financial Officer. Mr. Chopra has served on the board of directors of Macy’s Inc. since March 2023. He was previously on the board of directors of various Paramount Global subsidiaries from September 2021 to December 2022. Mr. Chopra received a BS in Computer Science and a BA in Economics from Stanford University and an MBA from Stanford University.

Matt Kaufman. Matt Kaufman has served as our Chief Safety Officer at Roblox since July 2023. Mr. Kaufman previously served as our Chief Systems Officer from February 2021 to July 2023. Prior to that, from September 2017 to February 2021, he served as our VP, Product – Platform. Mr. Kaufman has over 20 years of executive leadership experience, building highly successful marketplace platforms, enterprise SaaS applications, and large-scale multiplayer games for companies including Crunchbase, Oodle, edgeio, and There.com. Mr. Kaufman earned a BS in Mechanical and Aeronautical Engineering from UC Davis and an MS in Aerospace Engineering from Virginia Tech.

Amy Rawlings. Ms. Rawlings has served as our Chief Accounting Officer since July 2022. Previously, Ms. Rawlings served as the Chief Accounting Officer of Zynga Inc. from August 2021 to July 2022. Prior to her role as Chief Accounting Officer, Ms. Rawlings spent twelve years in various leadership roles in Zynga Inc.'s accounting organization, including the Controllership, where she led the US and international accounting and operations teams, and SEC Reporting and Revenue Accounting, where she assisted with IPO readiness, SOX implementation, accounting standard adoptions, financial statement preparation and global revenue recognition. Prior to joining Zynga Inc., Ms. Rawlings worked at Ernst & Young from 2006 to 2010. Ms. Rawlings received a BA in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara and is a Certified Public Accountant in the state of California.

Mark Reinstra. Mr. Reinstra has served as our Chief Legal Officer and Corporate Secretary since November 2024. Prior to that, from December 2019 to November 2020 Mr. Reinstra served as our General Counsel and from November 2020 to November 2024 as our General Counsel and Corporate Secretary. Between June 1994 and December 2019, Mr. Reinstra was a practicing attorney with Wilson Sonsini Goodrich & Rosati, P.C., our outside corporate law firm, most recently as a member of the firm. He holds a JD from Stanford Law School and BS in Industrial Engineering from the University of Wisconsin-Madison.

41	2026 Proxy Statement

Executive Compensation

ITEM 2 Advisory Vote on the Compensation of our Named Executive Officers
The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and SEC rules, we are providing our stockholders with the opportunity to vote to approve, on an advisory or non-binding basis, the compensation of our NEOs as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and the philosophy, policies and practices described in this proxy statement. A non-binding advisory vote on our executive compensation program will again be included in our proxy statement next year.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our LDCC or our Board. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the LDCC will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and the LDCC value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and the LDCC will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Compensation Discussion & Analysis—Executive Summary—Compensation Philosophy and Objectives,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our NEOs, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion, and other related disclosure.”

Vote Required

The proposal to approve, on an advisory basis, the compensation of our NEOs, requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Abstentions and broker non-votes are not considered votes cast and, accordingly, will have no effect on the outcome.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our Board and our LDCC value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.

42

Compensation Discussion & Analysis

Our NEOs for the year ended December 31, 2025, were:

David Baszucki Founder, President and Chief Executive Officer	Naveen Chopra Chief Financial Officer

Matt Kaufman Chief Safety Officer	Mark Reinstra Chief Legal Officer & Corporate Secretary

Michael Guthrie Former Chief Financial Officer	Manuel Bronstein Former Chief Product Officer

Arvind K. Chakravarthy Former Chief People and Systems Officer

Executive Summary

Our mission is to connect one billion people with optimism and civility. Our executive compensation program is designed to attract, retain and motivate our leadership team to deliver the highest level of team and individual results with a view toward long-term value.

43	2026 Proxy Statement

Compensation Philosophy and Objectives

To support the achievement of our mission, our goal is to hire the best talent to lead our Company. We look for values alignment and excellence across four Pillars of Success—Innovation, Execution, Teamwork and Leadership. The objectives of our executive compensation program are to attract, retain and incentivize highly talented individuals to deliver the highest level of individual and team results, ensure each of our executives receives a total compensation package that encourages long-term retention, promote fairness and consistency while paying for performance, and align the interests of our executives with those of our Company and its stockholders. We do this by designing programs that tie executive compensation to individual performance, overall Company performance and the interests of our stockholders.

We use the following principles to establish a compensation plan that aligns with our philosophy:

Competitiveness

Attracting and retaining critical talent is important to us. We operate in a highly competitive talent market in the technology industry and our pay programs are designed to be competitive to attract and retain talent that supports our mission and culture.

Management Longevity

We believe that management longevity is a key driver of long-term value creation. Our executive compensation programs are designed to retain our executives, including through the use of time-based equity awards that vest over multiple years. In addition, we seek to reward significant growth in key financial and performance metrics through the use of performance-based restricted stock units (“PSUs”) for our executives.

Long-Term Ownership

We want our executives to think like owners. To ensure our leaders are focused on sustainable growth rather than short-term payouts, our program intentionally does not include annual cash bonuses. Instead, we heavily weight total pay towards equity. In 2025, approximately 90% of each of our current NEOs’ average compensation was equity-based and 100% of our CEO’s direct compensation was equity-based.

Strong Performance Orientation

We have a high standard for performance. We consider Company and individual performance, criticality of position, and trajectory in sizing our equity grants for our executive officers. The RSU grants we made to our NEOs in 2025 vest over multiple years. The value realized from those grants is based on the value of our stock price when (and if) the grants vest, enhancing the link between the interests of our executives and our stockholders.

We additionally granted PSUs for our executives in 2025 that are eligible to vest based on substantial financial and performance metrics to further enhance the performance orientation of the program and continued service.

44

2025 Performance Highlights

Fiscal 2025 was a banner year for Roblox. We reached new heights across core metrics including average daily active users (“DAUs”), Hours Engaged, revenue and bookings. Revenue grew 36% year-over-year to $4.9 billion and bookings grew 55% year-over-year to $6.8 billion. This performance was driven by the addition of approximately 60 million DAUs from Q4 2024 to Q4 2025. We continued to focus on creating a larger economic opportunity for our creator community and in 2025, creators earned over $1.5 billion for the first time.

127M	$4.9B	$6.8B
average DAUs	Revenue	Bookings*

124B	$1.8B
Hours Engaged	Operating Cash Flow

*

For a reconciliation of GAAP revenue to bookings see section titled “Non-GAAP Financial Measures,”  within Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations from pages 71-72 in our Annual Report on Form 10-K filed on February 11, 2026.

Our 2025 executive compensation program is designed to directly reward the financial metrics that drive our business forward. For our NEOs, PSUs vest based on performance against pre-determined bookings and Covenant Adjusted EBITDA margin targets. Below is further information regarding the Company’s performance against these metrics. Our LDCC chose to tie PSUs to these metrics to ensure executives are incentivized based on both the cash-generating activity occurring during the performance period and to balance growth with operational efficiency.

Bookings

Bookings is a non-GAAP financial measure and represents the sales activity in a given period without giving effect to certain non-cash adjustments, as detailed below. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue because we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Over the long-term, the factors impacting our revenue and bookings trends are the same. However, in the short-term, there are factors that may cause revenue and bookings trends to differ.

Bookings is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP.

45	2026 Proxy Statement

Below we also include revenue calculated in accordance with GAAP, the most directly comparable financial measure to bookings.

For a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, please see our Annual Report on Form 10-K filed on February 11, 2026.

46

Covenant Adjusted EBITDA Margin

For PSUs granted to our NEOs in 2025, Covenant Adjusted EBITDA margin is calculated by dividing our Covenant Adjusted EBITDA by bookings for the relevant performance period. This margin is one measure we consider to assess how top-line bookings convert into bottom-line operational profitability. Please see the section titled “Fiscal Year 2025 Awards - Annual Awards”  below for more information.

Covenant Adjusted EBITDA is not calculated in accordance with GAAP and may not conform to the calculation of Adjusted EBITDA by other companies. Covenant Adjusted EBITDA should not be considered as a substitute for a measure of our financial performance or other liquidity measures prepared in accordance with GAAP and is also not indicative of income or loss calculated in accordance with GAAP. For more information on how we define Covenant Adjusted EBITDA compared to Adjusted EBITDA, please see our Annual Report on Form 10-K filed on February 11, 2026.

Below we also include consolidated net loss calculated in accordance with GAAP, the most directly comparable financial measure to Covenant Adjusted EBITDA.

For a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Covenant Adjusted EBITDA, please see our Annual Report on Form 10-K filed on February 11, 2026.

47	2026 Proxy Statement

2025 Compensation Program Highlights

Highlights of our fiscal year 2025 compensation program for our NEOs and other executive officers were:

◼	CEO: In alignment with the Company’s pay for performance philosophy, all of Mr. Baszucki’s direct compensation was provided in long-term equity, with 75% subject to performance conditions. Mr. Baszucki’s salary remained at $0 in 2025.
◼	NEOs: We continue to heavily weight total compensation toward long-term equity, including PSUs that further align pay with performance.
◼	PSU Design: Our PSU program is designed so that the PSUs granted in 2025 pay out based on achievement against pre-determined bookings and Covenant Adjusted EBITDA margin targets for a two-year performance period. The PSUs are subject to an additional year of time-based vesting following the conclusion of this performance period.

Key Leadership Transitions

On August 1, 2024, Michael Guthrie, the Company’s then Chief Financial Officer, notified us of his intent to resign from the Company to pursue personal interests. To promote a smooth transition of our management team, Mr. Guthrie agreed to continue in his role during the search process and until a new Chief Financial Officer was in place. Following the announcement, the Board initiated a comprehensive search for a successor, evaluating numerous candidates and retaining a third-party independent executive recruitment firm. Following this extensive search, on June 30, 2025, Naveen Chopra, was appointed Chief Financial Officer and Mr. Guthrie resigned from his employment. The Board believes that Mr. Chopra’s extensive financial and strategic leadership experience across several technology and media companies equips him with invaluable financial and strategic acumen to foster our growth.

In addition, Manuel Bronstein resigned as Chief Product Officer effective September 30, 2025 and Arvind Chakravarthy resigned as Chief People and Systems Officer effective March 6, 2026. Sean “Jack” Buckley was appointed to succeed Mr. Chakravarthy as Chief People and Systems Officer.

Advisory Vote on Executive Compensation

Every year, we provide stockholders with an opportunity to vote to approve our NEO compensation on an advisory basis. At our 2025 annual meeting, approximately 95% of the votes cast by our stockholders supported our Say-on-Pay vote. Our LDCC reviewed the final vote results of the advisory vote and, given the significant level of support, concluded that our executive compensation program provided a competitive performance package that incentivizes our NEOs and encourages their retention over the long-term. Our LDCC will continue to consider the outcome of our Say-On-Pay votes and our stockholder views when making compensation decisions for our NEOs.

48

Compensation Practices

What we do	What we do not do

◼
100% independent director composition of the LDCC
◼
independent compensation advisor: the LDCC engages an independent compensation advisor, who provides no services to the Company other than for executive officer and director compensation
◼
a significant portion of compensation for NEOs is at-risk and a significant portion is tied to substantial performance against key financial metrics
◼
annual review of NEO compensation and peer group data
◼
double-trigger change in control arrangements
◼
assess the risk-reward balance of our compensation programs to mitigate undue risks
◼
robust stock ownership requirements apply to all executive officers and non-employee directors
◼
annual advisory vote on NEO compensation
◼ no pension plans ◼ no hedging or pledging of our stock by directors or employees ◼ no excise tax gross-ups upon a change in control

49	2026 Proxy Statement

Evolution of our Compensation Program

2021

- **Roblox Debuts on Stock Market**: Roblox completes its direct listing on the NYSE.
- **Original Founder Long-Term Performance Award**: The Board and majority of our disinterested stockholders approved an equity award to Mr. Baszucki that provided him the opportunity to earn up to 11.5 million shares of Class A common stock, subject to the achievement of rigorous stock price goals (the "**Original Founder Long-Term Performance Award**"). Mr. Baszucki was granted no further equity compensation until the Original Founder Long-Term Performance Award was cancelled in 2024.
- **No CEO Salary**: Mr. Baszucki's annual salary was reduced to $0, and it continues to be $0 to this day.

2022

- **Performance Conditions Introduced to Executive Equity Compensation**: The LDCC further aligned executive pay to performance by granting our non-CEO executives approximately 20% of their target annual equity award value in the form of PSUs that vest based on the Company's stock price performance. Executives also received time-based RSUs that vest over multiple years.

2023

- **Increased PSU Weighting as Part of Annual Equity Compensation Program**: The LDCC increased the percentage of non-CEO executive target annual equity award value subject to performance conditions from approximately 20% to 28%. PSUs granted in 2023 redesigned to vest based on Covenant Adjusted EBITDA and bookings metrics. Executives also received time-based RSUs that vest over multiple years.
- **Deferred Compensation Plan Adopted**: The LDCC adopted the Deferred Compensation Plan to incentivize retention.

2024

- **Continued to Increase PSU Weighting as Part of Annual Equity Compensation Program**: The LDCC again increased the percentage of non-CEO executive target annual equity award value subject to performance conditions from approximately 28% to 35%. PSUs granted in 2024 vest based on Covenant Adjusted EBITDA and bookings metrics. Executives also received time-based RSUs that vest over multiple years.
- **Cancellation of Original Founder Long-Term Performance Award**: To better align Mr. Baszucki's compensation with the Company's pay for performance philosophy, the LDCC cancelled the outstanding Original Founder Long-Term Performance Award and established an annual market-based compensation program for Mr. Baszucki on similar terms as the other NEOs. In addition, the proportion of Mr. Baszucki's annual equity award value subject to performance conditions is set at 75% (instead of 35% as with other NEOs).

2025

- **Continued Performance Requirements on Executive Equity Compensation**: In continued alignment with the Company's pay for performance philosophy, the LDCC continued the executive equity compensation framework established in 2024. PSUs granted in 2025 vest based on Covenant Adjusted EBITDA margin and bookings metrics. Executives also received time-based RSUs that vest over multiple years.

50

Compensation-Setting Process

Annually, the LDCC reviews and considers decisions on base salary adjustments and refresh equity grants for our executive officers in the first half of the fiscal year. This allows the LDCC to consider the prior year’s performance when making compensation decisions and enables total compensation decisions to be made for all executives at the same time. The LDCC may also revisit compensation throughout the year in light of increased duties, exemplary performance, promotions and other factors, and where warranted may implement changes, including providing increases in salary or additional equity awards, such as special one-time equity awards.

51	2026 Proxy Statement

Roles and Responsibilities

Our compensation process is collaborative. The LDCC, FW Cook, other independent Board members, outside legal counsel, our management team and our CEO each provide valuable input and perspectives that are used to make executive compensation decisions. We believe this approach allows us to leverage the broad experience and expertise of these groups for setting compensation levels, identifying appropriate metrics and determining how value should be delivered to executive officers when performance expectations are met or exceeded.

Leadership Development and Compensation Committee
◼
establishes our overall compensation philosophy;
◼
reviews, determines and approves the compensation of our management team, including our CEO and other NEOs;
◼
administers our equity compensation plans and Deferred Compensation Plan;
◼
reviews and approves general employee and non-employee director compensation;
◼
evaluates the performance, or assists in the evaluation of the performance, of our management team, including our CEO and other NEOs;
◼
oversees corporate succession and development plans for executive officers and key employees;
◼
reviews and discusses with management the required compensation disclosures included in the Company’s annual filings;
◼
oversees the submission of the Company’s annual advisory vote on executive compensation; and
◼
oversees and evaluates the performance of the compensation advisor.

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Management

Our CEO:

◼
reviews the amount and structure of pay components (salary and long-term equity incentives) for members of our management team other than himself;
◼
identifies key targets and objectives of our compensation structure;
◼
negotiates sign-on pay packages and offer letters for new members of our management team;
◼
considers market data presented by our compensation advisor and internal corporate data to determine executive officer pay recommendations for the LDCC; and
◼
evaluates the performance of our management team, including our NEOs, and reviews their performance with the LDCC when making recommendations to the LDCC.

Our people, finance and legal teams:

◼
support the LDCC by providing data on market pay practices, internal labor force considerations, as well as internal employee sentiment and engagement;
◼
support the CEO with information on corporate and individual performance for NEOs and provides recommendations on other compensation matters; and
◼
present information and provide clarity on market data, but refrain from participating in discussions or final decisions on their own pay amount and structure.

53	2026 Proxy Statement

Compensation Advisor

Since December 2020, the LDCC has engaged FW Cook as its independent compensation advisor. FW Cook:

◼
reports directly to the LDCC and, at the request of the LDCC, meets with the LDCC in executive session without management;
◼
communicates with the LDCC regarding emerging issues and other matters; and
◼
reviews and provides advice relating to:
◼
annual and long-term incentive plans, including the degree to which incentive plans support business strategies and balance risk-taking with potential reward;
◼
peer group pay and performance comparisons;
◼
competitiveness of key executives’ compensation;
◼
the design and amount of non-employee director compensation;
◼
design of other compensation and benefits programs; and
◼
preparation of public filings related to executive compensation, including CD&A and accompanying tables and footnotes.
◼
does not provide any services to us other than the services provided to the LDCC and our Board.

The LDCC assessed the independence of FW Cook, taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of the NYSE, and concluded that FW Cook is independent and there are no conflicts of interest regarding the work that FW Cook performs for the LDCC. No other fees were paid to FW Cook except fees related to its services to the LDCC.

Competitive Market Data

The LDCC assesses the competitiveness of each element of the executive officers’ total direct compensation against our peer group as discussed below. This represents one of the many factors that the LDCC considers when it sets pay levels for our NEOs.

In developing the compensation peer group, the LDCC considers a number of factors, including:

◼	scale and complexity (revenue and market capitalization that is generally between 1/3x to 3x our size);
◼	competitors for executive talent;
◼	geography (preference for companies with significant talent presence in the San Francisco Bay Area); and
◼	company business characteristics (for example, headquarter location, comparably sized high-growth technology companies, consumer facing technology companies, marketplace platforms, global operations and high growth indicators).

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AirbnbMatch Group

AppLovinMongoDB

CloudflareOkta

CrowdStrikePinterest

DatadogSnap

DoorDashThe Trade Desk

DropboxTwilio

DynatraceWorkday

Electronic Arts

2025 Peer Group

In September 2024, the LDCC in consultation with FW Cook reviewed our compensation peer group and selected the companies in the accompanying table as the executive compensation peer group for 2025. In this review the LDCC added four new companies to our 2025 compensation peer group (Airbnb, AppLovin, Dynatrace and Pinterest) and removed five companies (Autodesk, DocuSign, Roku, Splunk and Unity Software) based on the criteria noted above.

AirbnbOkta

AppLovinPinterest

CloudflareRobinhood

Coinbase GlobalSnap

CrowdStrikeSnowflake

DatadogThe Trade Desk

DoorDashTwilio

DynatraceWorkday

Electronic Arts

2026 Peer Group

In September 2025, the LDCC in consultation with FW Cook reviewed our compensation peer group and selected the companies in the accompanying table as the executive compensation peer group for 2026. In this review the LDCC added three new companies to our 2026 compensation peer group (Coinbase Global, Snowflake and Robinhood) and removed three companies (MongoDB, Match Group and Dropbox) based on the criteria noted above. The changes were largely driven by the Company’s increased market capitalization over the course of 2025.

We do not establish compensation levels solely based on a review of competitive data, but we believe market data is a meaningful input to our compensation policies and practices. When making its compensation decisions, the LDCC also considers a number of other factors, including: Company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership and internal pay equity considerations. In addition, as part of our executive compensation planning process, the LDCC reviewed aggregated survey data, drawn from the Radford Custom Compensation Survey, which provided additional context regarding executive compensation practices in the marketplace.

We expect to review our peer group annually to reflect changes to our size and scale.

55	2026 Proxy Statement

Principal Elements of Our Executive Compensation and 2025 Compensation

Base Salary

Except as noted below for our CEO, we use base salary to provide a fixed amount of compensation for our NEOs in exchange for their services. The LDCC recognizes the importance of base salaries for our executives other than our CEO as an element of compensation that helps to attract and retain highly qualified executive talent, particularly in light of the absence of a cash bonus opportunity for our executive officers. The LDCC generally sets the base salaries for our NEOs after considering factors and input from FW Cook, including:

◼	a market review of base salaries for executives in our compensation peer group, as well as broader market survey data;
◼	internal parity;
◼	the overall compensation that each executive officer may potentially receive during his or her employment with us;
◼	individual performance; and
◼	the level, scope, complexity and objectives of each executive’s position.

In 2025, our CEO’s salary remained at $0, with all direct compensation for our CEO in 2025 provided in equity awards. Our CEO has not been provided a salary since 2021.

In the first quarter of 2025, the LDCC reviewed base salaries for our other NEOs. The below table reflects the base salary for each NEO in 2024 and 2025.

				Percent Change
				between 2024
Name	2024 Salary ($)	2025 Salary ($)	(1)	and 2025
David Baszucki (2)	—	—		—%
Naveen Chopra (3)	N/A	735,000		N/A
Michael Guthrie (4)	715,000	735,000		2.80%
Manuel Bronstein (5)	715,000	735,000		2.80%
Arvind K. Chakravarthy (6)	715,000	735,000		2.80%
Matt Kaufman (7)	715,000	735,000		2.80%
Mark Reinstra	715,000	735,000		2.80%
(1)	Represents each NEO’s base salary as approved, effective March 1, 2025, other than Mr. Chopra.
(2)	Mr. Baszucki continued to receive no base salary in 2024 or 2025.
(3)	Represents Mr. Chopra's base salary as approved, effective June 30, 2025, when Mr. Chopra joined the Company.
(4)	Mr. Guthrie resigned from his employment effective June 30, 2025.
(5)	Mr. Bronstein resigned from his employment effective September 30, 2025.
(6)	Mr. Chakravarthy resigned from his employment effective March 6, 2026.
(7)	Mr. Kaufman was not an NEO in fiscal year 2024.

Long-Term Incentive Compensation

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. Equity is our primary vehicle for offering long-term incentives and differentiating compensation among our NEOs. In 2025, equity-based incentives for our NEOs consisted of RSUs and PSUs.

We size our equity awards to be competitive, transparent and reflect the performance, contribution and criticality of roles to our Company. Our CEO annually reviews the performance of our other executives alongside external market data. Based on this review, he proposes equity awards to the LDCC for all NEOs other than himself. The LDCC exercises its independent judgment and discretion, in consultation with our CEO and FW Cook to determine the size and types of equity awards that it approves. The LDCC

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considers, among other things, the role and responsibility of the NEO, competitive factors, the vested and unvested value of the equity awards held by the NEO and the NEO’s total target compensation.

Fiscal Year 2025 Awards

Annual Awards

Mr. Baszucki received 75% of his 2025 annual equity award value in PSUs and 25% in time-based RSUs. Each of our other NEOs received approximately 35% of their 2025 annual equity award value in PSUs and approximately 65% of their equity award value in time-based RSUs.

We believe that equity awards align the interests of our NEOs with our stockholders, provide our NEOs with incentives linked to long-term performance, and foster an ownership mentality. In addition, the long-term vesting period of our equity awards supports retention.

In March 2025, the LDCC granted fiscal year 2025 annual equity awards in the form of PSUs and RSUs to the NEOs as shown below with vesting and other terms as described below. Mr. Chopra received a new hire equity award in lieu of a 2025 annual equity award as described in “New Hire Award”  below.

	Fiscal
	Year 2025		Fiscal
	PSU	Number of	Year 2025		Total
	Intended Grant	Shares of	RSU	Number of	Intended
	Value (at	PSU Grant	Intended Grant	Restricted	Grant
Name	target) (1)	(at target)	Value (1)	Stock Units	Value (1)
David Baszucki	$19,500,000	297,392	$6,500,000	99,130	$26,000,000
Michael Guthrie	$4,271,050	65,137	$7,931,950	120,969	$12,203,000
Manuel Bronstein	$4,271,050	65,137	$7,931,950	120,969	$12,203,000
Arvind Chakravarthy	$2,801,750	42,729	$5,203,250	79,354	$8,005,000
Matt Kaufman	$2,385,250	36,377	$4,429,750	67,557	$6,815,000
Mark Reinstra	$2,882,250	43,956	$5,352,750	81,634	$8,235,000
(1)	The grant date fair value of the PSU and RSU awards as stated in our Summary Compensation Table for Fiscal Year 2025 differs from the intended grant value at target for the awards stated above because the number of shares granted under the awards were determined by dividing the intended value of the awards at target by the 20 trading day average closing price of a share of the Company’s Class A common stock on the NYSE as of February 28, 2025.

The 2025 PSUs are subject to both performance-based and service-based vesting. The scheduled performance period for the PSUs is January 1, 2025 through December 31, 2026. Between 0% and 200% of the PSUs will become eligible to vest if and to the extent the pre-determined performance goals are satisfied, and then will vest if the applicable service-based vesting requirements are satisfied. 80% of the PSUs for each NEO become eligible to vest based on achievement of certain cumulative bookings targets and 20% of the PSUs for each NEO become eligible to vest based on achievement of certain cumulative Covenant Adjusted EBITDA margin targets as established by the LDCC. Cumulative Covenant Adjusted EBITDA margin is calculated by dividing our Covenant Adjusted EBITDA by bookings for the performance period. The LDCC chose bookings and Covenant Adjusted EBITDA margin as the performance metrics for the PSUs because it believes that these are key drivers of our long-term strategic plan to grow the scale of our business and create near term margin expansion and are directly tied to value creation, whereas the grant date fair value of the PSU and RSU awards was determined based on the closing stock price of the Company’s Class A common stock on the grant date.

After the end of the two-year performance period, the LDCC will certify achievement of the Company’s performance against the applicable cumulative bookings and Covenant Adjusted EBITDA margin targets and 67% of the PSUs that are eligible to vest will vest on the first trading day following the certification date, subject to continued service on such date. The remaining 33% of the PSUs that are eligible to vest will vest in four approximately equal quarterly installments thereafter on each of May 20, 2027, August 20, 2027, November 20, 2027 and February 20, 2028, subject to continued service on such date. Any PSUs that have not satisfied the performance metrics immediately following the certification date will be forfeited.

57	2026 Proxy Statement

Except as otherwise provided in the award agreement, if a participant ceases to be a service provider for any reason before the end of the performance period, all unvested PSUs held by the participant are immediately forfeited. Upon a participant’s qualifying termination without cause or an involuntary termination for good reason (as defined in the participant’s change in control severance agreement) not in connection with a change in control, a pro-rated portion of earned PSUs will be eligible to vest based on actual performance as if the participant’s service had not been terminated. In the event of a change in control during the performance period, the number of PSUs that will become eligible to vest will be based on actual performance through the date of the change in control or, if greater, at target. Upon a participant’s qualifying termination in connection with a change in control prior to the final vesting date, all remaining earned PSUs will fully vest.

Upon the death or disability of a PSU award participant prior to the certification date, 100% of the target number of shares subject to the PSU award will vest immediately. Vesting for earned but unvested PSUs accelerate immediately upon death or disability.

For the time-based RSUs granted to our NEOs, 1/12th of the RSUs vested on May 20, 2025 and 1/12th of the RSUs vest quarterly thereafter, subject to the participant’s continued service through each vesting date.

New Hire Award

In July 2025, the LDCC granted a new hire RSU award consisting of 356,460 RSUs to Mr. Chopra as part of his new hire compensation package with an intended grant value of $28,000,000. Mr. Chopra’s new hire award was established after considering various factors, including his extensive financial and strategic leadership experience across technology and entertainment companies as well as the competitive market for superior candidates with the skills necessary to operate in our fast-paced and operationally complex environment.

The grant date fair value of Mr. Chopra's award as stated in our Summary Compensation Table for Fiscal Year 2025 differs from the intended grant value because the number of shares granted was determined by dividing the intended value by the 20 trading day average closing price of a share of the Company’s Class A common stock on the NYSE as of May 30, 2025, whereas the grant date fair value of Mr. Chopra’s award was determined based on the closing stock price of the Company’s Class A common stock on the grant date.

4/36th of the RSUs vested on November 20, 2025 and approximately 1/12th of the RSUs vest over each of the 11 quarters thereafter, subject to Mr. Chopra’s continued service through each vesting date.

Special Awards

In September 2025, the LDCC granted special one-time RSU awards to Messrs. Kaufman and Reinstra in addition to their 2025 annual equity awards in recognition of their exemplary performance and the ever-increasing criticality, scope and strategic impact of their respective roles. The one-time award to Mr. Kaufman consisted of 9,627 RSUs and had an intended grant value of $1,200,000. The one-time award to Mr. Reinstra consisted of 16,046 RSUs and had an intended grant value of $2,000,000.

The grant date fair value of Messrs. Kaufman's and Reinstra's one-time RSU awards as stated in our Summary Compensation Table for Fiscal Year 2025 differs from the intended grant value because the number of shares granted was determined by dividing the intended value of such awards by the 20 trading day average closing price of a share of the Company’s Class A common stock on the NYSE as of August 29, 2025.

For both one-time RSU awards, 1/12th of the RSUs vested on November 20, 2025 and 1/12th of the RSUs vest quarterly thereafter, subject to the grantee’s continued service through each vesting date.

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Completed PSU Performance Period

In March 2024, the LDCC granted PSUs with a measurement period running from January 1, 2024 through December 31, 2025, with performance based 80% on cumulative bookings and 20% based on cumulative Covenant Adjusted EBITDA. The performance period applicable to the 2024 PSUs ended on December 31, 2025, and on February 9, 2026, the LDCC certified performance of cumulative bookings for the performance period of $11,157 million (against a target of $9,295 million) and cumulative Covenant Adjusted EBITDA for the performance period of $2,535 million (against a target of $1,303 million) resulting in a 200% target payout as follows:

		Number of
	2024	2024 PSUs
	Target	Eligible to
Name	PSUs	Vest
David Baszucki	446,534	893,068
Michael Guthrie (1)	29,270	58,541
Manuel Bronstein (2)	87,812	175,624
Arvind Chakravarthy (3)	57,388	114,776
Matt Kaufman	48,761	97,522
Mark Reinstra	59,055	118,110
(1)	Mr. Guthrie resigned from his employment effective June 30, 2025. Pursuant to Mr. Guthrie’s separation as described in “Executive Resignations” below, the amount in the "2024 Target PSUs" column reflects 1/3rd of his initial target grant amount and the amount in the “Number of 2024 PSUs Eligible to Vest” column represents the actual number of PSUs that vested following certification by the LDCC based on this prorated target amount.
(2)	Mr. Bronstein resigned from his employment effective September 30, 2025, and provided advisory services to the Company through April 13, 2026. Pursuant to Mr. Bronstein's separation as described in “Executive Resignations” below and the terms of his equity awards, he remained eligible to vest into his outstanding equity awards through the end of his advisory period.
(3)	Mr. Chakravarthy resigned from his employment effective March 6, 2026. All unvested equity awards were forfeited upon termination.

Except as described in the table above, 67% of the 2024 PSUs that were eligible to vest vested on February 9, 2026 and the remaining 33% of the 2024 PSUs that are eligible to vest will vest in four approximately equal quarterly installments thereafter on each of May 20, 2026, August 20, 2026, November 20, 2026 and February 20, 2027, subject to the terms and conditions of the award agreement.

Additional Compensation Practices

Perquisites and Other Personal Benefits

Our NEOs are eligible to participate in the same benefits programs offered to all employees. In addition, our NEOs and other senior executives have entered into change in control and severance agreements with us.

Because of the high visibility of the Company and specific threats to Mr. Baszucki’s safety arising from his position as our visionary, founder and CEO, we conducted an independent security assessment, which identified specific risks and threats. Based on the results of this assessment, the LDCC previously approved the implementation of a formal security program.

We require these security measures for the Company’s benefit because of the importance of Mr. Baszucki to Roblox, and we believe that the scope and costs of this security program are reasonable, appropriate and necessary. The LDCC evaluates this security program at least annually, including a review of security professional assessments of safety threats and recommendations for the security program. Under Mr. Baszucki’s overall security program, we provide security for him and certain family members, including the costs of personal security at his residences and during business travel, the annual costs of security personnel and the procurement, installation and maintenance of certain security measures at his residences. In addition, Mr. Baszucki uses private aircraft for business travel in connection with his overall security program. On certain occasions, Mr. Baszucki may be accompanied by family members or guests when using private aircraft.

59	2026 Proxy Statement

From time to time, we also provide additional personal security measures to other executive officers in response to specific security threats in light of their roles at the Company, including costs related to personal security at their residences. We also engage an outside service provider to review and monitor cybersecurity threats for our executive officers. If the personal security measures provided to Mr. Baszucki or other executive officers are taxable to them, we provide them with payments necessary to make such measures tax neutral to them. As with Mr. Baszucki’s overall security program, we believe these additional arrangements and costs are reasonable, appropriate and necessary in light of the continuously evolving threat landscape.

Although we do not consider Mr. Baszucki’s overall security program or the additional security measures provided to our other executive officers to be perquisites for the reasons described above, as required under SEC rules, the costs related to personal security for Mr. Baszucki and our other NEOs are reported in the “All Other Compensation” column of the “Executive Compensation—Compensation Discussion & Analysis—Executive Compensation Tables—Summary Compensation Table for Fiscal Year 2025” below.

We maintain a tax-qualified 401(k) retirement plan that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. In 2025, we matched $1 for $1 of participant’s 401(k) contributions up to 50% of the IRS limit. Matching contributions are 100% vested at the time of the match. Contributions are allocated to each participant’s individual account and are then invested in selected investment vehicles according to the participants’ directions. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

We also provide all U.S. and Canadian employees, including our NEOs other than our CEO, with the opportunity to purchase our common stock through payroll deductions at a 15% discount through our employee stock purchase plan (“ESPP”), a nondiscriminatory, tax-qualified plan.

All employees, including our NEOs, are also eligible to participate in our charitable matching gift program.

Deferred Compensation Plan

We maintain our Deferred Compensation Plan for non-employee directors and, as determined by the LDCC in its discretion, members of a “select group of management or highly compensated employees”. Eligible non-employee director participants may elect annually to defer up to 100% of their cash director fees and their equity awards granted under the Company’s 2020 Plan. Eligible employee participants may elect to defer up to 90% of their base salary and up to 100% of their cash bonus compensation, and up to 65% of any RSUs or PSUs granted under the Company’s 2020 Plan. For further information on the Deferred Compensation Plan, please see “Board of Directors—Director Compensation—Deferred Compensation Plan”  above.

Change in Control Severance Agreements

We have entered into a change in control severance agreement with each of our current NEOs, pursuant to which our NEOs are eligible to receive severance benefits, as specified in and subject to the terms of the change in control severance agreement.

We believe that these protections serve our retention objectives by helping our NEOs maintain continued focus and dedication to their responsibilities, including in the event of a transaction that could result in a change in control of the Company. For more information, see the section titled “Potential Payments upon Termination or Change in Control.”

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Employment Agreements

In connection with and after the listing of our Class A common stock on the NYSE, we have entered into employment letters setting forth the terms and conditions of employment for each of our NEOs as described below.

David Baszucki

We have entered into a confirmatory employment letter agreement with Mr. Baszucki. The letter agreement, as amended, does not have a specific term and provides that Mr. Baszucki is an at-will employee. Mr. Baszucki’s 2025 annual base salary was $0. No changes have been made to his annual base salary for 2026.

Naveen Chopra

We have entered into an employment letter agreement with Mr. Chopra. The letter agreement does not have a specific term and provides that Mr. Chopra is an at-will employee. Mr. Chopra’s annual base salary for 2026 is $760,000. Pursuant to his employment letter agreement, Mr. Chopra’s 2025 annual base salary was $735,000 and he received additional benefits as described below.

Pursuant to his employment letter agreement, Mr. Chopra received his new hire RSU award as described in “New Hire Award”  above, a cash signing bonus of $3 million, which will vest and be paid quarterly over three years beginning on November 20, 2025 (the “Signing Bonus”) and a second cash signing bonus of $3 million, 1/36th of which will be earned for each month of completed service (the “Lump Signing Bonus”); provided that Mr. Chopra will be entitled to accelerated vesting, payment or release from repayment obligations, as applicable, if his employment is terminated as described in more detail in “Change in Control and Severance Agreements”  below. Prior to his full-time relocation to the Company’s headquarters by his required relocation date, the Company will also reimburse Mr. Chopra up to $15,000 per month for temporary housing and provide relocation assistance in accordance with the Company’s executive domestic policy (except as provided otherwise in his employment letter agreement) with a maximum limit of $900,000 for relocation expenses, and such relocation expenses will be deemed earned over 12 months for each completed month of service.

Michael Guthrie

We entered into a confirmatory employment letter agreement with Mr. Guthrie. The letter agreement did not have a specific term and Mr. Guthrie was an at-will employee who resigned from his employment effective June 30, 2025. Prior to his resignation, Mr. Guthrie’s 2025 annual base salary was $735,000. Additionally, we entered into a Separation and Transition Agreement, as amended, with Mr. Guthrie as further described below under “Executive Resignations.”

Manuel Bronstein

We entered into a confirmatory employment letter agreement with Mr. Bronstein. The letter agreement did not have a specific term and Mr. Bronstein was an at-will employee who resigned from his employment effective September 30, 2025. Prior to his resignation, Mr. Bronstein’s 2025 annual base salary was $735,000. Additionally, we entered into a Separation and Transition Agreement with Mr. Bronstein as further described below under “Executive Resignations.”

Arvind Chakravarthy

We entered into an employment letter agreement with Mr. Chakravarthy. The letter agreement did not have a specific term and Mr. Chakravarthy was an at-will employee who resigned from his employment effective March 6, 2026. Prior to his resignation, Mr. Chakravarthy’s base salary was $735,000.

Matt Kaufman

We have entered into an employment letter agreement with Mr. Kaufman. The letter agreement does not have a specific term and provides that Mr. Kaufman is an at-will employee. Mr. Kaufman 2025 annual base salary was $735,000. His annual base salary for 2026 is $760,000.

Mark Reinstra

We have entered into a confirmatory employment letter agreement with Mr. Reinstra. The letter agreement does not have a specific term and provides that Mr. Reinstra is an at-will employee. Mr. Reinstra’s 2025 annual base salary was $735,000. His annual base salary for 2026 is $760,000.

61	2026 Proxy Statement

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our NEOs. The stock ownership guidelines provide that our CEO must maintain ownership throughout his tenure of a number of shares of our common stock equal to the greater of $6 million or the number of shares equivalent in value to six times his annual base salary. The guidelines also provide that each other executive officer must maintain ownership throughout his or her tenure as an executive officer of a number of shares equivalent in value to two times his or her annual base salary. For purposes of satisfying the guidelines, we only count shares directly and beneficially owned and shares held in retirement or deferred compensation accounts, in addition to shares subject to RSUs or other full-value awards to the extent vested and deferred or that are unvested and for which the only requirement to earn the award is continued service to us. Existing executive officers are expected to achieve the applicable level of ownership on the later of May 11, 2027 or their five-year anniversary of assuming the relevant position. Each of the NEOs, including our CEO, is in compliance with the stock ownership guidelines as of the date hereof or has additional time to comply prior to the deadline.

Insider Trading; No Hedging and Pledging

We have established an Insider Trading Policy, which, among other things, governs the purchase, sale and other dispositions of our securities by us and our directors, officers or employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any applicable listing standards. Our Insider Trading Policy also prohibits all of our and our subsidiaries’ employees, officers, directors, consultants and contractors from conducting short sales and engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our Class A common stock. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities. In addition, our and our subsidiaries’ employees, officers, directors, consultants and contractors are prohibited from pledging any of our securities as collateral for a loan and from holding any of our securities in a margin account.

Practices with Regard to Timing of Equity Awards

Because we do not currently grant stock options covering our listed Class A common stock, and have not since our direct listing, we do not have a policy or practice regarding option grant timing. Our Board and the LDCC do not take material nonpublic information into account when determining the timing and terms of equity grants. We do not have a policy or practice to time equity grants based on the release of material non-public information. We did not grant stock options to any of our NEOs in 2025 and have never granted stock appreciation rights.

Compensation Recovery Policy

The LDCC has adopted a general compensation recovery policy in compliance with the NYSE rules implementing Rule 10D-1 of the Exchange Act. Consistent with the rules, this policy requires that if the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with financial reporting requirements under the securities laws, the Company must clawback from certain officers any incentive-based compensation received by them after October 2, 2023 and during the applicable covered period (which generally includes the three completed fiscal years prior to the restatement date) that was in excess of what they would have received had their incentive compensation been determined based on the restated amounts.

Compensation Risk Assessment

Our management regularly assesses and discusses with the LDCC our compensation programs, policies and practices for our employees as they relate to our risk management. In this regard, we undertake a risk review of our employee compensation programs, policies and practices (including our executive compensation program) each year to determine whether these programs, policies and practices contain features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. Based upon this review, we believe that any risks arising from such programs, policies and practices are not reasonably likely to have a material adverse effect on us.

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking.

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A significant proportion of the compensation provided to most of our employees involves long-term incentive compensation in the form of equity awards that we believe are important to help further align our employees’ interests with those of our stockholders. These equity awards directly tie their expectations of compensation to their contributions to the long-term value of our Company. We do not believe that these equity awards encourage unnecessary or excessive risk-taking given their multi-year vesting schedules or performance periods and since their ultimate value is tied to our stock price. Our stock ownership guidelines also help ensure that executive officers have significant value tied to long-term stock price performance. Additional controls such as our Code of Business Conduct and Ethics and related training help mitigate the risks of unethical behavior and inappropriate risk-taking.

Tax and Accounting Matters

The LDCC takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Generally, Section 162(m) of the Code limits the amount we may deduct from our federal income taxes for compensation paid to our CEO and Chief Financial Officer and certain other current executive officers that are “covered employees” within the meaning of Section 162(m) of the Code to $1 million per individual per year, subject to certain exceptions. In approving the amount and form of compensation for our NEOs in the future, the LDCC generally considers all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m) of the Code, as well as our need to maintain flexibility in compensating executive officers in a manner designed to promote our goals. The LDCC may authorize compensation payments that will or may not be deductible when we believe that such payments are appropriate to attract, retain or motivate executive talent.

We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a NEO would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO.

Report of the Leadership Development
and Compensation Committee

The Leadership Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Leadership Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and Roblox’s Annual Report on Form 10-K for the year ended December 31, 2025.

Leadership Development and Compensation Committee
Jason Kilar (Chair)

Dennis Durkin

Gina Mastantuono
Andrea Wong

63	2026 Proxy Statement

Executive Compensation Tables

Summary Compensation Table for Fiscal Year 2025

The following table sets forth the compensation reportable for our NEOs for the years shown as determined under SEC rules.

						Stock	All Other
Name and		Salary		Bonus		Awards	Compensation
Principal Position	Year	($)		($)		($) (1)	($)		Total ($)
David Baszucki,	2025	—	(2)	—		22,669,163	1,896,832	(3)	24,565,995
Founder, President and	2024	—	(2)	—		—	2,984,326		2,984,326
Chief Executive Officer	2023	—	(2)	—		—	2,136,740		2,136,740
Naveen Chopra,	2025	370,284	(4)	3,333,333	(5)	40,094,621	15,500	(6)	43,813,738
Chief Financial Officer
Michael Guthrie (7),	2025	364,167	(8)	—		16,612,633	61,250	(9)	17,038,050
Former Chief Financial Officer	2024	715,000		—		10,366,857	3,945		11,085,802
	2023	698,750		—		10,257,502	6,500		10,962,752
Manuel Bronstein (10),	2025	547,917	(11)	—		10,639,680	234,658	(12)	11,422,255
Former Chief Product Officer	2024	715,000		—		10,366,857	19,391		11,101,248
	2023	698,750		—		10,257,502	17,750		10,974,002
Arvind Chakravarthy (13),	2025	731,667		—		6,979,485	23,747	(14)	7,734,899
Former Chief People and Systems Officer	2024	715,000		—		4,573,174	15,445		5,303,619
Matt Kaufman,	2025	731,667		—		7,220,757	231,916	(15)	8,184,340
Chief Safety Officer
Mark Reinstra,	2025	731,667		—		9,402,673	25,622	(16)	10,159,962
Chief Legal Officer & Corporate Secretary	2024	715,000		—		6,971,882	19,195		7,706,077
	2023	698,750		—		7,101,323	21,500		7,821,573
(1)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs and PSUs awarded to the NEOs in the fiscal years ended December 31, 2023, December 31, 2024, and December 31, 2025 as applicable, calculated in accordance with FASB ASC Topic 718. In the case of RSUs, the aggregate grant date fair value of the awards granted is determined by multiplying the number of units granted by the NYSE closing price of our Class A common stock on the grant date. As permitted by FASB ASC Topic 718, this amount does not take into account any estimated forfeitures related to service-vesting conditions. For each PSU granted in 2023, 2024 and 2025, in accordance with SEC rules, the aggregate grant date fair value of the awards is calculated based on the most probable outcome of the performance conditions as of the grant date, which was target performance. The grant date fair value is calculated by multiplying the target number of units granted by the NYSE closing price of our Class A common stock on the grant date. If the most probable outcome of the performance conditions on the grant date had been maximum performance, then the grant date fair value of the 2023 PSUs would have been as follows: Michael Guthrie and Manuel Bronstein ($5,861,391) and Mark Reinstra ($4,057,886), and 2024 PSUs would have been as follows: David Baszucki ($63,273,595), Michael Guthrie and Manuel Bronstein ($7,256,784), Mark Reinstra ($4,880,305) and Arvind Chakravarthy ($4,742,544), and 2025 PSUs would have been as follows: David Baszucki ($34,003,801), Michael Guthrie and Manuel Bronstein ($7,447,765), Mark Reinstra ($5,025,929), Arvind Chakravarthy ($4,885,634) and Matt Kaufman ($4,159,346). The valuation assumptions used in determining the grant date fair value of the RSUs and PSUs are further described in Note 1 and Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 11, 2026. The amounts reflect the accounting charge for the RSUs and PSUs and do not correspond to the actual economic value that may be received by the NEOs upon vesting or settlement of the RSUs and PSUs. For Mr. Guthrie, the amount in this column for 2025 also includes an aggregate of $5,972,953 in incremental stock-based compensation expense the Company recognized in connection with the acceleration of his 2023 PSU and 2024 PSU awards, as further described in “Executive Resignations” below. Such amount reflects the calculation of the value of the modification of Mr. Guthrie’s awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by Mr. Guthrie. The intended value of Mr. Baszucki’s RSU and PSU awards in 2024 was $25 million. However, the grant date fair value of Mr. Baszucki’s awards as stated in our Summary Compensation Table for Fiscal Year 2024 is $0 because the grants were deemed a modification of his Original Founder Long-Term Performance Award for accounting purposes and under FASB ASC Topic 718, as of March 1, 2024, we were not required to record any incremental fair value in connection with the modification.
(2)	Mr. Baszucki’s annual salary was $0.
(3)	The amount represents security expenses for Mr. Baszucki pursuant to his overall security program as further described under “Principal Elements of Our Executive Compensation and 2025 Compensation—Additional Compensation Practices—Perquisites and Other Personal Benefits” of $1,803,971, commuting expenses of $44,868, additional security expenses covered by the Company of $23,958 and a related tax gross up of $24,035. On occasion, guests of Mr. Baszucki accompanied him, at no incremental cost to the Company, on corporate aircraft used for business purposes.

64

(4)	Represents the salary actually earned by Mr. Chopra for fiscal year 2025 after he joined the Company effective June 30, 2025.
(5)	Represents the Signing Bonus and Lump Signing Bonus paid or earned, as applicable, to Mr. Chopra in fiscal year 2025 as described in “Employment Agreements” above and “Change in Control and Severance Agreements” below.
(6)	Represents matching 401(k) contributions by the Company.
(7)	Mr. Guthrie resigned from his employment effective June 30, 2025.
(8)	Represents the salary actually earned by Mr. Guthrie for fiscal year 2025 before his employment resignation.
(9)	Represents a cash payment to Mr. Guthrie for advisory transitional services to the Company following his resignation as further described in “Executive Resignations” below.
(10)	Mr. Bronstein resigned from his employment effective September 30, 2025.
(11)	Represents the salary actually earned by Mr. Bronstein for fiscal year 2025 before his employment resignation.
(12)	Represents an aggregate cash payment of $183,750 to Mr. Bronstein for advisory transitional services to the Company following his resignation as further described in “Executive Resignations” below, security expenses for Mr. Bronstein covered by the Company in an amount equal to $6,617, a related tax gross up in an amount equal to $6,826, matching 401(k) contributions by the Company in an amount equal to $15,500 and $21,965 in COBRA payments by the Company on behalf of Mr. Bronstein.
(13)	Mr. Chakravarthy resigned from his employment effective March 6, 2026.
(14)	Represents security expenses for Mr. Chakravarthy covered by the Company in an amount equal to $4,117, a related tax gross up in an amount equal to $4,130 and matching 401(k) contributions by the Company in an amount equal to $15,500.
(15)	Represents security expenses for Mr. Kaufman covered by the Company in an amount equal to $114,200, a related tax gross up in an amount equal to $102,216 and matching 401(k) contributions by the Company in an amount equal to $15,500.
(16)	Represents security expenses for Mr. Reinstra covered by the Company in an amount equal to $4,117, a related tax gross up in an amount equal to $4,130 and matching 401(k) contributions by the Company in an amount equal to $17,375.

Grants of Plan-Based Awards in 2025

The following table shows all plan-based awards granted to our NEOs during fiscal year 2025:

		Estimated Possible Payouts Under				All Other		Grant Date
		Equity Incentive Plan Awards (1)				Stock Awards:		Fair Value of
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)		Number of Units		Stock Awards ($) (2)
David Baszucki	3/7/2025					99,130	(3)	5,667,262
	3/7/2025	—	297,392	594,784	(4)			17,001,901
Naveen Chopra	7/15/2025					356,460	(3)	40,094,621
Michael Guthrie	3/7/2025					120,969	(3)	6,915,798
	3/7/2025	—	65,137	130,274	(4)			3,723,882
	6/30/2025					96,076		5,972,953
Manuel Bronstein	3/7/2025					120,969	(3)	6,915,798
	3/7/2025	—	65,137	130,274	(4)			3,723,882
Arvind Chakravarthy	3/7/2025					79,354	(3)	4,536,668
	3/7/2025	—	42,729	85,458	(4)			2,442,817
Matt Kaufman	3/7/2025					67,557	(3)	3,862,234
	3/7/2025	—	36,377	72,754	(4)			2,079,673
	9/10/2025					9,627	(3)	1,278,851
Mark Reinstra	3/7/2025					81,634	(3)	4,667,016
	3/7/2025	—	43,956	87,912				2,512,965
	9/30/2025					16,046	(3)	2,222,692
(1)	Amounts in the “Estimated Possible Payouts Under Equity Incentive Plan Awards” relate to potential payouts under the PSU awards granted in fiscal year 2025. The number of shares in the “Threshold”, “Target” and “Maximum” columns represent the number of PSUs that would be eligible to vest upon achievement against predetermined threshold, target and maximum bookings and Covenant Adjusted EBITDA margin metrics. Linear interpolation determines the percentage of PSUs that would be eligible to vest upon achievement between the threshold and target and the target and maximum achievement points. It is possible that the NEOs will realize zero compensation from these awards if the performance metrics are not met during the performance period.
(2)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs and PSUs granted to the NEO in fiscal year 2025. The grant date fair value of the RSUs is determined by multiplying the number of units granted by the NYSE closing price of our Class A common stock on the grant date, in accordance with FASB ASC Topic 718 and the grant date value of the PSUs is determined based on the most probable outcome of the performance conditions as of the grant date, which was target performance, in accordance with SEC rules. Such aggregate grant date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining such amounts are described in the notes to the consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 11, 2026. For Mr. Guthrie, the award shown as granted on June 30, 2025 represents an aggregate of $5,972,953 in

65	2026 Proxy Statement

incremental stock-based compensation expense the Company recognized in connection with the acceleration of an aggregate of 96,076 shares underlying his 2023 PSU and 2024 PSU awards, as further described in “Executive Resignations” below. Such amount reflects the calculation of the value of the modification of his awards, in accordance with ASC 718, and does not necessarily correspond to the actual value that may ultimately be realized by him.
(3)	The RSUs are subject to time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at 2025 Year-End Table” below.
(4)	The PSUs are subject to performance and time-based vesting, as described in the footnotes to the “Outstanding Equity Awards at 2025 Year-End Table” below.

Outstanding Equity Awards at 2025 Year-End

The following table sets forth information regarding outstanding equity incentive plan awards held by our NEOs as of December 31, 2025:

			Options Awards				Stock Awards
							Number	Market	Number of	Market or
							of Shares	Value of	Unearned	Payout Value
			Number of	Number of			or Units	Shares or	Shares,	of Unearned
			Securities	Securities			of Stock	Units of	Units or	Shares, Units
			Underlying	Underlying	Option		That	Stock That	Other	or Other
			Unexercised	Unexercised	Exercise	Option	Have Not	Have Not	Rights That	Rights That
			Options (#)	Options (#)	Price	Expiration	Vested	Vested	Have Not	Have Not
Name	Grant Date		Exercisable (1)	Unexercisable (1)	($) (2)	Date	(#) (1)	($) (3)	Vested (#) (1)	Vested ($) (3)
David Baszucki	3/1/2024	(4)	—	—	—	—	—	—	893,068	72,365,300
	3/1/2024	(5)	—	—	—	—	62,018	5,025,319	—	—
	3/7/2025	(6)	—	—	—	—	—	—	594,784	48,195,348
	3/7/2025	(7)	—	—	—	—	74,348	6,024,418	—	—
Naveen Chopra	7/15/2025	(8)	—	—	—	—	316,854	25,674,680	—	—
Michael Guthrie	2/5/2018	(9)	322,390	—	0.53	2/4/2028	—	—	—	—
	1/19/2020	(9)	300,000	—	3.405	7/28/2028	—	—	—	—
	3/1/2024	(4)	—	—	—	—	—	—	58,541	4,743,577
Manuel Bronstein (14)	4/8/2022	(10)	—	—	—	—	7,506	608,211	—	—
	4/13/2023	(11)	—	—	—	—	—	—	56,023	4,539,544
	4/13/2023	(10)	—	—	—	—	13,360	1,082,561	—	—
	3/1/2024	(4)	—	—	—	—	—	—	175,624	14,230,813
	3/1/2024	(5)	—	—	—	—	67,950	5,505,989	—	—
	3/7/2025	(6)	—	—	—	—	—	—	130,274	10,556,102
	3/7/2025	(7)	—	—	—	—	90,727	7,351,609	—	—
Arvind Chakravarthy (15)	8/14/2023	(12)	—	—	—	—	79,405	6,434,187	—	—
	3/1/2024	(4)	—	—	—	—	—	—	114,776	9,300,299
	3/1/2024	(5)	—	—	—	—	22,204	1,799,190	—	—
	3/7/2025	(6)	—	—	—	—	—	—	85,458	6,924,662
	3/7/2025	(7)	—	—	—	—	59,516	4,822,581	—	—
Matt Kaufman	10/11/2019	(9)	41,334		3.405	10/10/2029	—	—	—	—
	4/8/2022	(10)	—	—	—	—	6,236	505,303	—	—
	4/13/2023	(11)	—	—	—	—	—	—	27,704	2,244,855
	4/13/2023	(10)	—	—	—	—	8,809	713,793	—	—
	3/1/2024	(4)	—	—	—	—	—	—	97,522	7,902,208
	3/1/2024	(5)	—	—	—	—	37,732	3,057,424	—	—
	3/7/2025	(6)	—	—	—	—	—	—	72,754	5,895,257
	3/7/2025	(7)	—	—	—	—	50,668	4,105,628	—	—
	9/10/2025	(13)	—	—	—	—	8,825	715,090	—	—
Mark Reinstra	12/9/2019	(9)	31,528	—	3.405	12/8/2029	—	—	—	—
	4/8/2022	(10)	—	—	—	—	6,236	505,303	—	—
	4/13/2023	(11)	—	—	—	—	—	—	38,785	3,142,749
	4/13/2023	(10)	—	—	—	—	9,249	749,446	—	—
	3/1/2024	(4)	—	—	—	—	—	—	118,110	9,570,453
	3/1/2024	(5)	—	—	—	—	45,698	3,702,909	—	—
	3/7/2025	(6)	—	—	—	—	—	—	87,912	7,123,509
	3/7/2025	(7)	—	—	—	—	61,226	4,961,143	—	—
	9/30/2025	(13)	—	—	—	—	14,709	1,191,870	—	—
(1)	Amount reflects all previous forward stock splits effected prior to our direct listing.

66

(2)	This column represents the fair market value of a share of our Class A common stock on the date of the grant, as determined by the administrator of our 2017 Amended and Restated Equity Incentive Plan (the “2017 Plan”), as applicable.
(3)	This column represents the fair market value of the shares underlying the RSUs or PSUs as of December 31, 2025, based on the closing price of our Class A common stock, as reported on the NYSE, of $81.03 on December 31, 2025.
(4)	Represents shares of our Class A common stock subject to the 2024 PSUs granted under our 2020 Plan. The number of shares in the “Number of Unearned Shares, Units or Other Rights that Have Not Vested” column represents the number of PSUs that would be eligible to vest upon achievement of maximum performance against predetermined bookings and Covenant Adjusted EBITDA metrics (representing achievement of 200% of the target PSUs). Between 0% and 200% of the target PSUs are eligible to vest, based on the Company’s performance against such metrics during the performance period, and subject to the participant’s continued service. See the section titled “Completed PSU Performance Period” above for more information on the 2024 PSUs after certification by the LDCC in February 2026. Pursuant to Mr. Guthrie’s separation as described in “Executive Resignations” below, the terms of Mr. Guthrie’s 2024 PSUs were amended and Mr. Guthrie remained eligible to vest 1/3rd of the 2024 PSUs that became eligible for time-based vesting based on the Company’s performance during the performance period that ended on December 31, 2025 following his termination of service.
(5)	Represents shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. 1/12th of the RSUs vested on May 20, 2024 and 1/12th of the RSUs vest quarterly thereafter, subject to the participant’s continued service through each vesting date.
(6)	Represents shares of our Class A common stock subject to the 2025 PSUs granted under our 2020 Plan. The number of shares in the “Number of Unearned Shares, Units or Other Rights that Have Not Vested” column represents the number of PSUs that would be eligible to vest upon achievement of maximum performance against predetermined bookings and Covenant Adjusted EBITDA margin metrics (representing achievement of 200% of the target PSUs). Between 0% and 200% of the target PSUs are eligible to vest, based on the Company’s performance against such metrics during the performance period, and subject to the participant’s continued service. See the section titled “Fiscal Year 2025 Awards - Annual Awards” above for more information on the 2025 PSUs.
(7)	Represents shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. 1/12th of the RSUs vested on May 20, 2025 and 1/12th of the RSUs vest quarterly thereafter, subject to the participant’s continued service through each vesting date.
(8)	Represents shares of our Class A common stock subject to an award of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. 4/36th of the RSUs vested on November 20, 2025 and approximately 1/12th of the RSUs vest over 11 quarters thereafter, subject to continued service through each vesting date.
(9)	Represents shares of our Class A common stock subject to a stock option granted pursuant to the terms and conditions of our 2017 Plan and award agreement thereunder. The shares of our Class A common stock underlying the option are fully-vested.
(10)	Represents shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. The remaining unvested RSUs vest in equal quarterly installments through February 20, 2026, subject to the participant’s continued service through each vesting date.
(11)	Represents shares of our Class A common stock subject to PSUs granted in April 2023 under our 2020 Plan. The number of shares in the “Number of Unearned Shares, Units or Other Rights that Have Not Vested” column represents the number of PSUs eligible to vest after the LDCC certified performance of these PSUs in February 2025 based on the Company’s performance against predetermined bookings and Covenant Adjusted EBITDA metrics. 50% of the PSUs that were eligible to vest vested on February 10, 2025 and the remaining PSUs will vest on April 13, 2026, subject to the terms and conditions of the award agreement.
(12)	Represents shares of our Class A common stock subject to an award of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. 39,702 of the RSUs vested on November 20, 2023 and approximately 1/12th of the RSUs vest over each of the 11 quarters thereafter, subject to the participant’s continued service through each vesting date.
(13)	Represents shares of our Class A common stock subject to awards of RSUs pursuant to the terms and conditions of our 2020 Plan and award agreement thereunder. 1/12th of the RSUs vested on November 20, 2025 and 1/12th of the RSUs vest quarterly thereafter, subject to the participant’s continued service through each vesting date.
(14)	Pursuant to Mr. Bronstein's separation as described in “Executive Resignations” below and the terms of his equity awards, he remained eligible to vest into his outstanding equity awards through his advisory period ended on April 13, 2026.
(15)	Mr. Chakravarthy resigned from his employment effective March 6, 2026. All unvested equity awards were forfeited upon termination.

67	2026 Proxy Statement

Option Exercises and Stock Vested in 2025

The following table sets forth information regarding options exercised and stock awards vested and value realized upon vesting, by our NEOs during fiscal year 2025:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($) (1)	Vesting (#)	on Vesting ($) (2)
David Baszucki	5,880,052	475,603,610	74,397	6,811,132
Naveen Chopra	—	—	39,606	3,631,870
Michael Guthrie	850,000	92,014,595	183,056	14,619,178
Manuel Bronstein	—	—	312,635	25,040,617
Arvind Chakravarthy	—	—	156,708	14,067,815
Matt Kaufman	180,000	10,894,936	141,960	11,951,317
Mark Reinstra	274,000	23,091,612	166,046	13,806,969
(1)	The aggregate value realized upon the exercise of an option represents the difference between the aggregate market price of the shares of our Class A common stock on the exercise date and the aggregate exercise price of the option.
(2)	The aggregate value realized upon the vesting of RSUs and PSUs represents the aggregate market price of the shares of our Class A common stock on the vesting date.

Nonqualified Deferred Compensation

The following table provides information about the deferred compensation accounts of our NEOs as of December 31, 2025. All deferrals are under the Company’s Deferred Compensation Plan. For further information on the Deferred Compensation Plan, please see “Board of Directors—Director Compensation—Deferred Compensation Plan”  above.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY (1)	in Last FY	in Last FY (2)	Distributions	at Last FYE (3)
Arvind Chakravarthy	$548,750	—	$187,603	—	$1,623,330
Mark Reinstra	$585,333	—	$214,742	—	$1,964,066
(1)	Represents base salary that was deferred. The deferred amounts for such NEOs are included in the “Salary” column of “Summary Compensation Table for Fiscal Year 2025” above.
(2)	Represents aggregate earnings in fiscal year 2025 on all contributions made by the NEO, including contributions made prior to fiscal year 2025. There were no above-market or preferential earnings on any contributions under the Deferred Compensation Plan.
(3)	Represents the aggregate balance of all contributions and earnings as of December 31, 2025, including contributions and earnings prior to fiscal year 2025.

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Potential Payments upon Termination or Change in Control

Our NEOs are eligible for certain payments and benefits in the event of their termination of employment under specified circumstances. These payments and benefits are described in further detail below. The following table and the narrative that follows provide information concerning the estimated payments and benefits that could be provided in the termination circumstances described below, assuming that the relevant termination took place on December 31, 2025, except for Messrs. Guthrie, Bronstein and Chakravarthy for whom we describe the payments and benefits they actually received in connection with their respective terminations of employment in “Executive Resignations”  below.

			Qualifying Termination without
			Change in Control
					Value of
			Cash		Accelerated
	Base		Bonus		Equity		Value of
Name	Salary ($)		($)		Awards ($) (1)		Benefits ($)	Total ($)
David Baszucki	1,200,000	(2)	—		62,969,709	(4)	54,621	64,224,330
Naveen Chopra	1,102,500		2,954,545	(3)	14,441,896	(4)	27,464	18,526,405
Matt Kaufman	735,000		—		13,798,599	(4)	26,713	14,560,312
Mark Reinstra	735,000		—		16,929,193	(4)	—	17,664,193
(1)	The aggregate value shown for the acceleration of an RSU and PSU is based on the closing price of our Class A common stock, as reported on the NYSE, of $81.03 on December 31, 2025, multiplied by the number of accelerating RSUs and PSUs.
(2)	Based on Mr. Baszucki’s salary as in effect prior to March 2021 when his salary was reduced to $0.
(3)	Represents the unpaid portion of the Signing Bonus that Mr. Chopra would have received had he remained employed through the 18-month anniversary of December 31, 2025, and the portion of the Lump Signing Bonus that would have been released from repurchase obligations had he remained employed through the 18-month anniversary of December 31, 2025.
(4)	Includes 12 months of accelerated vesting for all outstanding RSUs as of December 31, 2025. The 2023 PSUs are included based on actual performance for the performance period ended December 31, 2024 and pro-rated by a fraction with a numerator equal to the number of completed calendar months between the grant date and December 31, 2025 and a denominator equal to 36, minus shares that already vested. The 2024 PSUs are included based on actual performance for the performance period ended December 31, 2025 and pro-rated by a fraction with a numerator equal to the number of completed calendar months between the grant date and December 31, 2025 and a denominator equal to 36. The 2025 PSUs are included assuming maximum performance and pro-rated by a fraction with a numerator equal to the number of completed calendar months between the grant date and December 31, 2025 and a denominator equal to 36.

			Qualifying Termination with
			Change in Control
					Value of
			Cash		Accelerated
	Base		Bonus		Equity		Value of
Name	Salary ($)		($)		Awards ($) (1)		Benefits ($)	Total ($)
David Baszucki	1,600,000	(2)	—		131,610,385	(4)	54,621	133,265,006
Naveen Chopra	1,102,500		2,954,545	(3)	25,674,680	(4)	27,464	29,759,189
Matt Kaufman	1,102,500		—		25,139,558	(4)	26,713	26,268,771
Mark Reinstra	1,102,500		—		30,947,383	(4)	—	32,049,883
(1)	The aggregate value shown for the acceleration of an RSU and PSU is based on the closing price of our Class A common stock, as reported on the NYSE, of $81.03 on December 31, 2025, multiplied by the number of accelerating RSUs and PSUs.
(2)	Based on Mr. Baszucki’s salary as in effect prior to March 2021 when his salary was reduced to $0.
(3)	Represents the unpaid portion of the Signing Bonus that Mr. Chopra would have received had he remained employed through the 18-month anniversary of December 31, 2025, and the portion of the Lump Signing Bonus that would have been released from repurchase obligations had he remained employed through the 18-month anniversary of December 31, 2025.
(4)	Includes accelerated vesting for all outstanding RSUs and the 2023 PSUs as of December 31, 2025. 200% of the target number of shares underlying the 2024 PSUs are included based on actual performance for the performance period ended December 31, 2025, which was maximum performance. In the event of a change in control, the performance period applicable to the 2025 PSUs would be shortened to end on or before the change in control. The number of 2025 PSUs eligible to vest would be determined based on actual performance through the closing date of the change in control, or if greater, based on the target number of shares. 200% of the target number of shares underlying the 2025 PSUs are included assuming maximum performance for a shortened performance period ended December 31, 2025.

69	2026 Proxy Statement

			Death
			Value of
	Cash		Accelerated
	Bonus		Equity
Name	($)		Awards ($) (1)
David Baszucki	—		71,330,061	(2)
Naveen Chopra	2,954,545	(3)	25,674,680	(2)
Matt Kaufman	—		18,240,825	(2)
Mark Reinstra	—		22,600,401	(2)
(1)	The aggregate value shown for the acceleration of an RSU and PSU is based on the closing price of our Class A common stock, as reported on the NYSE, of $81.03 on December 31, 2025, multiplied by the number of accelerating RSUs and PSUs.
(2)	Includes accelerated vesting for all outstanding RSUs and 2023 PSUs as of December 31, 2025. 100% of the target number of shares underlying the 2024 PSUs and 2025 PSUs are included.
(3)	Represents the unpaid portion of the Signing Bonus that Mr. Chopra would have received had he remained employed through the 18-month anniversary of December 31, 2025, and the portion of the Lump Signing Bonus that would have been released from repurchase obligations had he remained employed through the 18-month anniversary of December 31, 2025.

Executive Resignations

On August 1, 2024, Mr. Guthrie notified the Company of his intent to resign as Chief Financial Officer to pursue personal interests. The Company entered into a Separation and Transition Agreement (the “Guthrie Separation Agreement”) with Mr. Guthrie on September 30, 2024, pursuant to which Mr. Guthrie’s employment with the Company would terminate upon the commencement of employment of the Company’s next Chief Financial Officer. Accordingly, Mr. Guthrie’s resignation occurred on June 30, 2025 when Mr. Chopra was appointed as the Company’s Chief Financial Officer. Through his resignation date, Mr. Guthrie received his regular annual base salary, continued to vest in outstanding equity awards, remained eligible to receive the severance and other benefits set forth in his change in control and severance agreement with the Company and participated in the Company’s benefit plans and programs. Immediately following his resignation date, Mr. Guthrie continued to provide advisory transitional services to the Company through July 31, 2025. During the advisory period, Mr. Guthrie received $61,250 as compensation for his advisory services, and his outstanding equity awards continued to vest in accordance with their terms. In addition, prior to his termination of service, the Company and Mr. Guthrie agreed to amend the Guthrie Separation Agreement, effective June 30, 2025, to (1) amend the vesting of the 2023 PSUs granted to Mr. Guthrie, such that 37,535 shares subject to the award that were eligible for time-based vesting based on the Company’s performance during the performance period that ended December 31, 2024 vested on August 20, 2025, and any remaining outstanding PSUs subject to the award terminated and were cancelled, and (2) amend the vesting of the 2024 PSUs granted to Mr. Guthrie, such that 1/3rd of the PSUs that became eligible for time-based vesting based on the Company’s performance during the performance period that ended on December 31, 2025 vested on the date such performance was determined, and any remaining outstanding RSUs subject to the 2024 PSUs terminated and were cancelled (such amended amount was determined to be 58,541 shares following certification of the 2024 PSUs in February 2026 as described in “Completed PSU Performance Period”  above).

On July 28, 2025, Mr. Bronstein notified the Company of his intent to resign as Chief Product Officer to pursue personal interests and entrepreneurial opportunities. The Company entered into a Separation and Transition Agreement with Mr. Bronstein on September 15, 2025, pursuant to which Mr. Bronstein’s employment with the Company terminated on September 30, 2025. Through his resignation date, Mr. Bronstein received his regular annual base salary, continued to vest in outstanding equity awards, remained eligible to receive the severance and other benefits set forth in his change in control severance agreement with the Company and participated in the Company’s benefit plans and programs. Following his resignation date, Mr. Bronstein continued to provide advisory transitional services to the Company as reasonably requested by the Company’s Chief Executive Officer through April 13, 2026. Mr. Bronstein received $61,250 per month during this period as compensation for his advisory services, and his outstanding equity awards continued to vest in accordance with their terms during the advisory period. The Company also paid an aggregate total of $21,965 in COBRA payments on behalf of Mr. Bronstein.

Mr. Chakravarthy resigned from his employment effective March 6, 2026. He received no severance or other benefits in connection with his resignation.

70

Change in Control and Severance Agreements

We have entered into a change in control severance agreement with each of our NEOs that provides for the severance and change in control benefits as described below. Each change in control severance agreement supersedes any prior agreement or arrangement the NEO may have had with us that provides for severance and/or change in control payments or benefits.

Each change in control severance agreement will terminate on the date that all of the obligations of the parties to the change in control severance agreement have been satisfied.

If a NEO’s employment is terminated outside the period beginning three months before a change in control and ending 12 months following a change in control, or the change in control period, either (i) by us (or any of our subsidiaries) without “cause” (and other than by reason of death or disability) or (ii) by the NEO for “good reason” (as such terms are defined in the NEO’s change in control severance agreement) (a “Qualifying Termination”), the NEO will receive the following benefits if he or she timely signs and does not revoke a release of claims in our favor:

◼	a lump-sum payment equal to 12 months (or, in the case of Mr. Baszucki, 18 months) of the NEO’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction), or, in the case of Mr. Baszucki, calculated based on his base salary as in effect immediately prior to the time his salary was reduced to $0;
◼	payment of premiums for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for the NEO and the NEO’s eligible dependents, if any, for up to 12 months (or, in the case of Mr. Baszucki, 18 months), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and
◼	accelerated vesting and exercisability (as applicable) of outstanding equity awards for 12 months if the NEO has been continuously employed by us for 12 or more months, or accelerated vesting and exercisability (as applicable) of the outstanding equity awards for the number of months the NEO has been employed by us if the NEO has been employed by us for 3 months or more, but less than 12 months. In the case of equity awards that are subject to performance-based vesting, such awards shall be treated in the manner provided in the applicable award agreement.

If, within the change in control period, an NEO is subject to a Qualifying Termination, the NEO will receive the following benefits if the NEO timely signs and does not revoke a release of claims in our favor:

◼	a lump-sum payment, less applicable withholdings, equal to the sum of (1) 18 months (or, in the case of Mr. Baszucki, 24 months) of the NEO’s annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately prior to the reduction or if greater, at the level in effect immediately prior to the change in control), or in the case of Mr. Baszucki, calculated based on his base salary as in effect immediately prior to the time his salary was reduced to $0, and (2) a pro-rated portion of 100% of the NEO’s target annual bonus as in effect for the fiscal year in which the termination occurs, with such pro-ration based on the number of days that have elapsed from the start of the fiscal year in which the termination occurs and the termination date and the denominator of which is 365;
◼	payment of premiums for coverage under COBRA for the NEO and the NEO’s eligible dependents, if any, for up to 12 months (or, in the case of Mr. Baszucki, 18 months), or taxable monthly payments for the equivalent period in the event payment of the COBRA premiums would violate, or be subject to an excise tax under, applicable law; and
◼	100% accelerated vesting and exercisability (as applicable) of all outstanding equity awards and, in the case of an equity award with performance-based vesting unless otherwise specified in the applicable award agreement governing such award, all performance goals and other vesting criteria generally will be deemed achieved at 100% of target levels.

Mr. Chopra is additionally entitled to the below benefits if he timely signs and does not revoke a release of claims in our favor:

◼	if he is subject to a Qualifying Termination during his first 18 months of employment, (1) in lieu of the lump sum severance payment equal to 12 months as described above for a Qualifying Termination outside of the change in control period, a lump-sum payment equal to 18 months of his annual base salary as in effect immediately prior to such termination (or if such termination is due to a resignation for good reason based on a material reduction in base salary, then as in effect immediately

71	2026 Proxy Statement

prior to the reduction) and (2) acceleration of his new hire RSU award equal to the greater of 18 months of vesting from his date of termination or acceleration of equity awards as set forth in his change in control severance agreement;
◼	if he is subject to a Qualifying Termination or terminates due to death or disability during his first year of employment, any unpaid portion of the Signing Bonus that he would have received had he remained employed through the 18-month anniversary of his termination date; and
◼	if he is subject to a Qualifying Termination or terminates due to death or disability, any portion of the Lump Signing Bonus that he would have earned had he remained employed through the 18-month anniversary of his termination date is immediately earned and therefore no longer subject to repayment obligations.

If Mr. Chopra voluntarily terminates his employment for any reason other than good reason before the third anniversary of his employment start date, he is obligated repay to the Company any unearned portion of the Lump Signing Bonus; and if his employment is terminated by the Company for cause before the third anniversary of his employment start date, he is obligated to repay to the Company any unearned but paid portion of the Lump Signing Bonus, net of associated taxes incurred and actually paid. If Mr. Chopra voluntarily terminates his employment with the Company for any reason other than good reason before the first anniversary of his employment start date, he is obligated to repay to the Company any unearned portion of the relocation assistance provided to him, net of any taxes accrued and paid as a result of receipt of the unearned relocation assistance.

If any of the amounts provided for under these change in control severance agreements or otherwise payable to our NEOs would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the NEO would be entitled to receive either full payment of benefits under his or her change in control severance agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the NEO. The change in control severance agreements do not require us to provide any tax gross-up payments.

PSU Awards

A detailed discussion of the treatment of PSUs upon a change in control, death or disability can be found under “Fiscal Year 2025 Awards – Annual Awards.”

Equity Acceleration Death Benefit

The LDCC has approved an Equity Award Death Acceleration Policy, pursuant to which if an employee, including our NEOs, ceases to be an employee as a result of the employee’s death, then 100% of the then-unvested portion of each of the employee’s outstanding equity awards will immediately vest and become fully exercisable. Such acceleration will not apply to any PSUs. A detailed discussion of the treatment of PSUs upon death can be found under “Fiscal Year 2025 Awards – Annual Awards.”

72

CEO Pay Ratio

Under SEC rules, we are required to provide information regarding the relationship between the annual total compensation of our CEO and the annual total compensation of our median employee (excluding our CEO) for our last completed fiscal year, which ended December 31, 2025:

As set forth in the Summary Compensation Table for Fiscal Year 2025, Mr. Baszucki’s annual total compensation for fiscal year 2025 was $24,565,995. Our median employee’s annual total compensation was $394,921, resulting in a CEO pay ratio of approximately 62.2:1.

In calculating the CEO pay ratio, the SEC rules allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions reflecting their unique employee populations. Therefore, our reported CEO pay ratio may not be comparable to CEO pay ratios reported by other companies due to differences in industries and geographical dispersion, as well as the different estimates, assumptions and methodologies applied by other companies in calculating their CEO pay ratios.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described herein. We identified our employee population as of December 31, 2025, which is a date within the last three months of our last completed fiscal year, including our consolidated subsidiaries. After we identified our employee population, we collected and calculated salary information for the employee population for the twelve months trailing December 31, 2025 as our “consistently applied compensation measure”. We annualized the salaries of the employees that were not employed by the Company for the full twelve months. Finally, we identified the median compensated employee and calculated her or his total compensation consistent with the compensation for our CEO in accordance with SEC rules and as reflected in the Summary Compensation Table for Fiscal Year 2025. We did not exclude any non-U.S. employees in calculating our pay ratio or any employees that became our employees as a result of a business combination or acquisition in 2025. Compensation paid in foreign currency was converted to U.S. dollars using average foreign exchange rates for the three months ending December 31, 2025. In determining the median total compensation of all employees, we did not make any cost-of-living adjustments to the compensation paid to any employee outside of the U.S.

73	2026 Proxy Statement

Pay Versus Performance

In accordance with the SEC’s Pay Versus Performance (“PVP”) disclosure requirements, below is the tabular disclosure for the CEO, and the average NEO for reporting years 2025, 2024, 2023, 2022 and 2021, the year the Company first became a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act.

Pay Versus Performance

					Value of Initial Fixed $100
			Average		Investment Based on:			Company
	Summary		Summary	Average	Total	Peer Group		Selected
	Compensation	Compensation	Compensation	Compensation	Shareholder	Total		Measure
	Table Total	Actually Paid	Table Total for	Actually Paid to	Return	Shareholder	Net Income	Bookings
Year (1)	for PEO	to PEO (2)	Non-PEO NEOs	Non-PEO NEOs (2)	(“TSR”)	Return (3)	($Millions) (4)	($Millions) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$24,565,995	$82,186,349	$16,392,207	$20,941,024	$117	$260	$(1,072)	$6,788
2024	$2,984,326	$(163,997,031)	$8,799,187	$17,746,707	$83	$210	$(941)	$4,369
2023	$2,136,740	$123,047,077	$9,615,484	$12,090,218	$66	$153	$(1,159)	$3,521
2022	$1,141,723	$(574,303,416)	$10,820,908	$(24,933,768)	$41	$97	$(934)	$2,872
2021	$232,786,391	$744,614,451	$17,782,544	$62,958,728	$148	$135	$(503)	$2,726
(1)	The PVP table reflects required disclosures for fiscal years 2025, 2024, 2023, 2022 and 2021. The Principal Executive Officer (“PEO”) in all reporting years is David Baszucki. The non-PEO NEOs in the 2025 reporting year are Naveen Chopra, Michael Guthrie, Manuel Bronstein, Arvind Chakravarthy, Matt Kaufman and Mark Reinstra. The non-PEO NEOs in the 2024 reporting year are Michael Guthrie, Manuel Bronstein, Arvind Chakravarthy and Mark Reinstra. The non-PEO NEOs in the 2023 reporting year are Michael Guthrie, Manuel Bronstein, Craig Donato, Barbara Messing, Mark Reinstra and Daniel Sturman. The non-PEO NEOs in the 2022 reporting year are Michael Guthrie, Daniel Sturman, Barbara Messing and Mark Reinstra. The non-PEO NEOs in the 2021 reporting year are Michael Guthrie, Daniel Sturman, Manuel Bronstein and Craig Donato.
(2)	“Compensation Actually Paid” (“CAP”) is calculated by taking Summary Compensation Table total compensation: a) less the stock award and stock option grant values; b) plus the year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year. The Company has not paid dividends historically and does not sponsor any pension arrangements; thus no adjustments are made for these items. Reconciliation of the Summary Compensation Table total compensation and CAP is summarized in the following table:

74

	PEO(i)(ii)(iii)
Fiscal Year	2021	2022	2023	2024	2025
SCT Total Compensation	$232,786,391	$1,141,723	$2,136,740	$2,984,326	$24,565,995
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$—	$—	$—	$—	$—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(232,185,000)	$—	$—	$—	$(22,669,163)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$562,902,500	$—	$—	$58,132,000	$54,219,766
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$124,170,175	$(505,206,983)	$115,919,544	$—	$22,129,343
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$—	$—	$1,558,522	$2,411,267
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$56,940,386	$(70,238,155)	$4,990,793	$(6,879)	$1,529,141
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$—	$(226,665,000)	$—
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$744,614,451	$(574,303,416)	$123,047,077	$(163,997,031)	$82,186,349

75	2026 Proxy Statement

	Average Non-PEO NEO(i)(ii)(iii)
Fiscal Year	2021	2022	2023	2024	2025
SCT Total Compensation	$17,782,544	$10,820,908	$9,615,484	$8,799,187	$16,392,207
- Change in Pension Value and Above Market Non-Qualified Deferred Compensation	$—	$—	$—	$—	$—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(17,250,250)	$(10,186,779)	$(8,817,183)	$(8,069,693)	$(15,158,308)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$21,196,156	$4,768,744	$6,178,511	$13,755,868	$13,220,355
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$22,690,135	$(18,691,504)	$2,310,013	$2,607,518	$3,828,726
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$3,744,929	$1,994,756	$1,414,874	$1,280,382	$2,192,245
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$14,795,214	$(13,639,893)	$2,299,886	$(626,572)	$3,383,384
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$—	$—	$(911,367)	$17	$(2,917,586)
+ Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$—	$—	$—	$—	$—
Compensation Actually Paid	$62,958,728	$(24,933,768)	$12,090,218	$17,746,707	$20,941,024
(i)	For 2022, the fair value of the CEO Long-Term Performance Award and performance stock units used to calculate CAP was determined using a Monte Carlo simulation valuation model, in accordance with FASB ASC Topic 718. The fair value of performance stock units granted in 2023, 2024 and 2025 and RSUs used to calculate CAP was determined using the grant date fair value, in accordance with FASB ASC Topic 718. The grant date fair value of Mr. Baszucki’s awards as stated in our Summary Compensation Table for Fiscal Year 2024 is $0 despite the intended value of the grants being $25 million because the grants were deemed a modification of his Original Founder Long-Term Performance Award for accounting purposes and under FASB ASC Topic 718, as of March 1, 2024, we were not required to record any incremental fair value in connection with the modification.
(ii)	The fair value of option awards used to calculate CAP was determined using the Black-Scholes option pricing model.
(iii)	Due to rounding, the total Compensation Actually Paid may not be the precise value obtained by adding and subtracting the numbers in the column.
(3)	The peer group index is comprised of the S&P 500 Information Technology Index, which is the industry line peer group reported in our Annual Report on Form 10-K filed with the SEC on February 11, 2026.
(4)	Represents the Company's consolidated net loss, which includes the loss attributable to its noncontrolling interest.
(5)	The Company selected financial measure, as required by Item 402(v) of Regulation S-K, is bookings, which, in our assessment, represents the most important financial measure linking 2025 NEO Compensation Actually Paid to Company performance.

Most Important Metric Used for Linking Pay and Performance

As described in the Compensation Discussion and Analysis, our executive compensation program reflects a pay-for-performance philosophy and compensation decisions are made each year taking into account a number of factors. Target pay levels are primarily set based on individual performance, scope of responsibility, an annual assessment of pay competitiveness within the market, and overall Company performance. Below is an unranked list of the most important financial performance measures that we use to link Compensation Actually Paid to the Company’s performance in the most recently completed fiscal year:

◼	Bookings
◼	Covenant Adjusted EBITDA
◼	Stock Price

76

Relationship between CAP and TSR

The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP for the reporting year and the Company and S&P 500 Information Technology Index cumulative indexed TSR between March 10, 2021 (the date that our Class A common stock commenced trading on the NYSE) through December 31, 2025:

Relationship between CAP and Net Income (GAAP)

The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s GAAP Net Income for the applicable reporting year. The Company’s GAAP Net Income represents the Company's consolidated net loss, which includes the loss attributable to its noncontrolling interest.

77	2026 Proxy Statement

Relationship between CAP and Bookings

The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s bookings for the applicable reporting year. Please see “2025 Performance Highlights – Bookings”  above for information on how we define bookings and a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings.

78

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2025. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

	Number of Securities				Number of Securities Remaining
	to be Issued Upon		Weighted-Average		Available for Future Issuance
	Exercise of		Exercise Price of		Under Equity Compensation
	Outstanding Options,		Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights		Reflected in the First Column)
Equity compensation plans approved by security holders (1)	36,498,681	(2)	$3.64	(3)	138,819,097	(4)
(1)	Includes our 2004 Equity Incentive Plan (the “2004 Plan”), the 2017 Plan, the 2020 Plan, and the 2020 Employee Stock Purchase Plan, or the ESPP. The 2004 Plan was terminated effective January 19, 2017, and the 2017 Plan was terminated effective March 2, 2021.
(2)	Includes 9,177,528 shares subject to stock options, 24,602,210 shares subject to RSUs, and 2,718,943 shares subject to PSUs that were outstanding as of December 31, 2025 that were issued under the 2004 Plan, the 2017 Plan or the 2020 Plan, as applicable. The number of shares subject to PSUs outstanding in the table above reflect shares that would be eligible to vest at maximum (200% of target), for which the performance achievement had not yet been determined as of December 31, 2025. This number excludes purchase rights accruing under the ESPP.
(3)	RSUs and PSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price. No options were granted during the fiscal year ended December 31, 2025.
(4)	As of December 31, 2025, an aggregate of 112,747,077 shares of Class A common stock were available for issuance under the 2020 Plan and an aggregate of 26,072,020 shares of Class A common stock were available for issuance under the ESPP. The 2020 Plan provides that on the first day of each year beginning on January 1, 2022, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 75,000,000 shares, (ii) 5% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, and (iii) such other amount as our Board may determine. The ESPP provides that on the first day of each year beginning on January 1, 2022, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 15,000,000 shares, (ii) 1% of the outstanding shares of all classes of our common stock as of the last day of our immediately preceding fiscal year, and (iii) such other amount as our Board may determine. On January 1, 2026, the number of shares of Class A common stock available for issuance under the 2020 Plan increased by 35,417,973 shares pursuant to this provision and the number of shares of Class A common stock available for issuance under the ESPP increased by 7,083,594 shares. The increases are not reflected in the table above.

79	2026 Proxy Statement

Independent Registered Public Accounting Firm

of the Independent Registered Public Accounting Firm
ITEM 3 Ratification of the Independent Registered Public Accounting Firm
The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

Our ACC has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2019.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our ACC is submitting the appointment of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Deloitte & Touche LLP, and even if our stockholders ratify the appointment, our ACC, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our ACC believes that such a change would be in the best interests of our Company and our stockholders. If our stockholders do not ratify the appointment of Deloitte & Touche LLP, our Board may reconsider the appointment. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Vote Required

The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. Abstentions and broker non-votes are not considered votes cast and, accordingly, will have no effect on the outcome.

80

Report of the Audit and Compliance Committee

The Audit and Compliance Committee is a committee of our board of directors comprised solely of independent directors as required by the listing standards of the NYSE and the rules and regulations of the SEC. The composition of the Audit and Compliance Committee, the attributes of its members and the responsibilities of the Audit and Compliance Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. With respect to Roblox’s financial reporting process, Roblox’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Roblox’s consolidated financial statements. Roblox’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of Roblox’s consolidated financial statements and the effectiveness of Roblox’s internal control over financial reporting. It is the responsibility of the Audit and Compliance Committee to oversee these activities. It is not the responsibility of the Audit and Compliance Committee to prepare Roblox’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit and Compliance Committee has:

◼	reviewed and discussed the audited consolidated financial statements with management and Deloitte & Touche LLP;
◼	discussed with Deloitte & Touche LLP the matters required to be discussed by applicable requirements of the PCAOB and the SEC; and
◼	received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit and Compliance Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the Audit and Compliance Committee’s review and discussions with management and Deloitte & Touche LLP, the Audit and Compliance Committee recommended to our board of directors that the audited financial statements be included in Roblox’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted by the members of the Audit and Compliance Committee of the Board:

Gina Mastantuono (Chair)
Christopher Carvalho
Dennis Durkin

Jason Kilar

This report of the Audit and Compliance Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

81	2026 Proxy Statement

Audit and Non-Audit Fees

The following table presents fees (in thousands) for professional audit services and other services rendered to our company by Deloitte & Touche LLP for our fiscal years ended December 31, 2024 and 2025.

	2024	2025
Audit Fees (1)	$4,540	$4,440
Audit-Related Fees (2)	—	—
Tax Fees (3)	56	53
All Other Fees (4)	2	2
Total Fees	$4,598	$4,495
(1)	Consists of fees for professional services provided in connection with the audit of our annual consolidated financial statements and effectiveness of internal controls over financial reporting, reviews of our quarterly condensed consolidated financial statements and services rendered in connection with the filing of our registration statement on Form S‑8 and other statutory and regulatory filings or engagements.
(2)	No audit-related fees were incurred during fiscal 2024 or 2025.
(3)	Consist of fees for professional services primarily for tax compliance and tax consulting for 2024 and tax compliance and tax consulting for 2025.
(4)	Consists of software subscription fees.

Pre-Approval Policies and Procedures

Our ACC has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our ACC is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Deloitte & Touche LLP for our fiscal year ended December 31, 2024 and December 31, 2025, respectively, were pre-approved by our ACC. During the fiscal year ended December 31, 2025, none of the total hours expended on the Company’s financial audit by Deloitte & Touche LLP were provided by persons other than full-time permanent employees of Deloitte & Touche LLP or its subsidiaries and affiliates.

82

Transactions with Related Persons

We enter into ordinary course commercial dealings with companies that we consider arms-length on terms that are consistent with similar transactions with similar vendors. The ACC has determined that none of our directors had or currently has any direct or indirect material interest in the transaction described below:

Ms. Mastantuono, one of our directors, serves as the President and Chief Financial Officer of ServiceNow, Inc., which is a vendor. From January 1, 2025 to December 31, 2025, we recognized approximately $720,000 in expenses payable to ServiceNow, Inc. or its subsidiaries in connection with our ongoing commercial relationship.

A child of Mr. David Baszucki was employed by the Company until his resignation in December 2025, and a child of Mr. Reinstra is currently employed by the Company. The ACC approved the employment of each of these individuals. The employment terms for each of these individuals are consistent with the employment terms of similarly situated employees. In 2025, the annual compensation for each of these individuals in these engineering and product management positions consisted of annual cash base salary of less than $181,000, standard progression equity grants with an intended value of less than $37,000 which vest over two years and annual refresh equity grants with an intended value of less than $127,000 which vests over three years.

In October 2025, the Company entered into a sublease agreement with BRE Property Holdings LLC, an entity affiliated with Mr. David Baszucki, for office space in San Mateo, California. The sublease term concludes on September 30, 2028, and has an aggregate transaction value of approximately $1,900,000 over the initial term. The ACC reviewed and approved this agreement in accordance with our related person transactions policy. Additionally, in September 2025, as part of Mr. David Baszucki’s security program, the Company entered into a rental agreement with an entity affiliated with Mr. David Baszucki for a residential security command post through December 2026 at a monthly rate of $5,572. The value of this rental agreement along with all other personal security benefits to Mr. David Baszucki are included in the “All Other Compensation”  column of the “Summary Compensation Table for Fiscal Year 2025”.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy, under which our ACC has the primary responsibility for reviewing, approving or disapproving, or ratifying “related party transactions.” For purposes of this policy, a related party transaction is any transaction, arrangement or relationship (or a series of similar transactions) in which the Company is a participant, the aggregate amount involved exceeds or may be expected to exceed $120,000, and a related person has or will have a direct or indirect material interest. A “related person” is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of any class of our voting securities, in each case, since the beginning of the most recently completed year, and any of their immediate family members.

Under this policy, no related person transactions may be consummated or continued unless approved or ratified by our ACC. In determining whether to approve or ratify any such proposal, our ACC will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party, (ii) the extent of the related person’s interest in the transaction, (iii) whether there are legitimate business reasons for the transaction, and (iv) whether the transaction would impair director independence or present an improper conflict of interest. Conflicted directors recuse themselves from any vote on a transaction in which they have a conflict.

The policy grants standing pre-approval to certain categories of transactions, including (i) compensation paid to a director or executive officer that is approved by our LDCC or Board, (ii) transactions with another company where a related person's only relationship is as a non-executive employee, director, or less-than-10% equity holder, provided the amount does not exceed the greater of $1,000,000 or 2% of that company's annual revenues, (iii) charitable contributions where the related person's only relationship is as a non-executive employee or director, provided the amount does not exceed the greater of $1,000,000 or 2% of the organization's annual receipts, (iv) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, (v) any transaction available to all U.S. employees generally, and (vi) indemnification or advancement of expenses pursuant to our articles of incorporation, bylaws or any indemnification agreement.

83	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 13, 2026 for:

◼	each of our directors;
◼	each of our NEOs;
◼	all of our current directors and executive officers as a group; and
◼	each person or group known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based percentage ownership of our common stock on 662,895,615 shares of our Class A common stock and 47,070,464 shares of our Class B common stock outstanding as of February 13, 2026. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 13, 2026 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of February 13, 2026 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner is c/o Roblox Corporation, 3150 South Delaware Street, San Mateo, California 94403. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares beneficially owned
	Class A		Class B †		Total Voting
	Shares	%	Shares	%	%+
Named Executive Officers and Directors:
David Baszucki (1)	1,207,212	*	47,070,464	100.0	58.8
Naveen Chopra (2)	49,887	*			*
Michael Guthrie (3)	865,312	*			*
Manuel Bronstein (4)	350,144	*			*
Arvind Chakravarthy (5)	82,399	*			*
Matt Kaufman (6)	233,168	*			*
Mark Reinstra (7)	503,173	*			*
Gregory Baszucki (8)	12,078,807	1.8			*
Christopher Carvalho (9)	1,146,755	*			*
Dennis Durkin (10)	7,700	*			*
Jason Kilar (11)	19,022	*			*
Anthony P. Lee (12)	7,641,198	1.2			*
Gina Mastantuono (13)	31,463	*			*
Andrea Wong (14)	45,265	*			*
All executive officers and directors as group (16 persons) (15)	24,313,527	3.7	47,070,464	100.0	60.2
Greater than 5% Stockholders:
BlackRock, Inc. (16)	35,494,495	5.4			2.2
FMR LLC (17)	49,459,521	7.5			3.1
†

The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.

+

Percentage of total voting power represents voting power with respect to all shares of Class A common stock and Class B common stock as one class. Each holder of our Class A common stock is entitled to one vote per share, each holder of our Class B common stock is entitled to 20 votes per share. Holders of our Class A common stock and Class B common stock will vote together as one class on all matters submitted to a vote of our stockholders, except as expressly provided in our articles of incorporation or required by applicable law.

*	Less than 1%

84

(1)	Includes 380,294 shares of Class A common stock held directly by Mr. Baszucki, 12,781,474 shares of Class B common stock held of record by the 2020 David Baszucki Gift Trust for which Mr. Baszucki’s spouse serves as the party who exercises voting and investment control, 806,254 shares of Class A common stock and 21,882,504 shares of Class B common stock held of record by The Freedom Revocable Trust dated February 28, 2017, as amended, for which Mr. Baszucki serves as trustee and exercises voting and investment control, and 12,406,486 shares of Class B common stock held of record by the 2020 Jan Baszucki Gift Trust for which Mr. Baszucki serves as the party who exercises voting and investment control. Also includes 20,664 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026.
(2)	Includes 20,182 shares of Class A common stock held directly by Mr. Chopra and 29,705 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026.
(3)	Includes 151,500 shares of Class A common stock held directly by Mr. Guthrie and 91,422 shares of Class A common stock held of record by the Guthrie Family Irrevocable GST Exempt Trust for which Mr. Guthrie exercises voting and investment control. Also includes 622,390 shares of Class A common stock subject to outstanding options exercisable within 60 days of February 13, 2026. Mr. Guthrie resigned from his employment effective June 30, 2025. Information on the number of shares beneficially owned is to the best of the Company's knowledge based on selected information provided to the Company as of February 13, 2026.
(4)	Includes 249,584 shares of Class A common stock held directly by Mr. Bronstein, 44,537 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026 and 56,023 shares of Class A common stock subject to outstanding PSUs scheduled to vest within 60 days of February 13, 2026. Mr. Bronstein resigned from his employment effective September 30, 2025. Information on the number of shares beneficially owned is to the best of the Company's knowledge based on selected information provided to the Company as of February 13, 2026.
(5)	Includes 41,568 shares of Class A common stock held of record by the Jain Chakravarthy Living Trust for which Mr. Chakravarthy exercises voting and investment control and 40,831 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026. Mr. Chakravarthy resigned from his employment effective March 6, 2026.
(6)	Includes 135,107 shares of Class A common stock held directly by Mr. Kaufman, 41,334 shares of Class A common stock subject to outstanding options exercisable within 60 days of February 13, 2026, 29,023 shares of Class A common stock subject to outstanding RSUs which are scheduled to vest within 60 days of February 13, 2026 and 27,704 shares of Class A common stock subject to outstanding PSUs scheduled to vest within 60 days of February 13, 2026.
(7)	Includes 179,441 shares of Class A common stock held directly by Mr. Reinstra, 120,272 shares of Class A common stock held of record by the San Domenico Trust, for which Mr. Reinstra serves as trustee, 33,538 shares of Class A common stock held of record by each of the Mark L. Reinstra 2023 Annuity Trust and the Susan P. Reinstra 2023 Annuity Trust, for which Mr. Reinstra serves as trustee, and 16,653 shares of Class A common stock held of record by each of the Mark L. Reinstra 2022 Annuity Trust and the Susan P. Reinstra 2022 Annuity Trust, for which Mr. Reinstra serves as trustee. Mr. Reinstra exercises voting and investment control over all of these shares. Also includes 31,528 shares of Class A common stock subject to outstanding options exercisable within 60 days of February 13, 2026, 32,765 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026 and 38,785 shares of Class A common stock subject to outstanding PSUs scheduled to vest within 60 days of February 13, 2026.
(8)	Includes 9,220 shares of Class A common stock held directly by Mr. Gregory Baszucki, 1,319,500 shares of Class A common stock held of record by Morgan Stanley Roth IRA as custodian for the Greg Baszucki IRA, 8,994,496 shares of Class A common stock held of record by the Greg and Christina Baszucki Living Trust Agreement dated August 18, 2006, for which Mr. Baszucki serves as trustee, and 869,250 shares of Class A common stock held of record by each of the Bessemer Trust Company of Delaware, N.A., as trustee of the Crossbow Dynasty Trust, dated November 13, 2020 and the Bessemer Trust Company of Delaware, N.A., as trustee of the Morningstar Dynasty Trust, dated November 13, 2020. Mr. Baszucki exercises voting and investment control over all of these shares. Also includes 1,125 shares of Class A common stock subject to outstanding RSUs which are scheduled to vest within 60 days of February 13, 2026, and 15,966 shares of Class A common stock subject to vested RSUs which were deferred under the Company’s Deferred Compensation Plan.
(9)	Includes 1,104,662 shares of Class A common stock held directly by Mr. Carvalho and 40,968 shares of Class A common stock held of record by the Christopher P. Carvalho Revocable Trust UTD 10/11/2017 for which Mr. Carvalho is the trustee and exercises voting and investment control. Also includes 1,125 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026.
(10)	Includes 7,700 shares of Class A common stock held of record by the Dennis and Madeleine Durkin 2017 Family Trust, for which Mr. Durkin serves as trustee and exercises voting and investment control. Mr. Durkin was appointed as a director effective March 19, 2026.
(11)	Includes 5,440 shares of Class A common stock held directly by Mr. Kilar and 5,440 shares of Class A common stock held of record by the Jason Kilar Trust for which Mr. Kilar is the trustee and exercises voting and investment control. Also includes 1,125 shares of Class A common stock subject to outstanding RSUs which are scheduled to vest within 60 days of February 13, 2026, and 7,017 shares of Class A common stock subject to vested RSUs which were deferred under the Company’s Deferred Compensation Plan.

85	2026 Proxy Statement

(12)	Includes 6,257,311 shares of Class A common stock held of record by the Fallen Leaf Revocable Trust for which Mr. Lee is the trustee, 870,351 shares held of record by Fallen Leaf LLC - Sub Fund No. 1 for which Mr. Lee serves as the managing member, and 256,768 shares of Class A common stock held of record by each of the Fallen Leaf NG Trust FBO Catherine Tyler Lee for which Mr. Lee serves as co-trustee and the Fallen Leaf NG Trust FBO James Patrick Lee for which Mr. Lee serves as co-trustee. Mr. Lee exercises voting and investment control over all of these shares.
(13)	Includes 14,372 shares of Class A common stock held directly by Ms. Mastantuono, 1,125 shares of Class A common stock subject to outstanding RSUs which are scheduled to vest within 60 days of February 13, 2026 and 15,966 shares of Class A common stock subject to vested RSU awards which were deferred under the Company’s Deferred Compensation Plan.
(14)	Includes 1,125 shares of Class A common stock held directly by Ms. Wong, 43,015 shares of Class A common stock held of record by the Andrea L Wong Living Trust for which Ms. Wong serves as trustee and exercises voting and investment control and 1,125 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026.
(15)	Includes 23,240,113 shares of Class A common stock and 47,070,464 shares of Class B common stock, 695,252 shares of Class A common stock subject to outstanding options exercisable within 60 days of February 13, 2026, 216,701 shares of Class A common stock subject to outstanding RSUs scheduled to vest within 60 days of February 13, 2026, 38,949 shares of Class A common stock subject to vested RSU awards which were deferred under the Company’s Deferred Compensation Plan and 122,512 shares of Class A common stock subject to outstanding PSUs scheduled to vest within 60 days of February 13, 2026.
(16)	Based solely on a Schedule 13G filed on October 17, 2025 reporting stock ownership as of September 30, 2025. BlackRock, Inc. reported sole voting power with respect to 32,446,046 shares of Class A common stock and sole dispositive power with respect to 35,494,495 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(17)	Based on a Schedule 13G/A filed with the SEC on August 6, 2025 reporting stock ownership as of June 30, 2025, the reported shares of Class A common stock are held of record by FMR LLC, certain of its subsidiaries and affiliates, and other companies over which shares FMR LLC has sole dispositive power. FMR LLC has sole voting power with respect to no shares and sole dispositive power with respect to all reported shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Ms. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), advised by Fidelity Management & Research Company LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides in the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

86

Questions and Answers About the Proxy Materials and 2026 Annual Meeting

Roblox Corporation
Proxy Statement
For 2026 Annual Meeting of Stockholders
to be held at 8:00 a.m. Pacific Time on Thursday, May 28, 2026

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the Annual Meeting. The Annual Meeting will be held on Thursday, May 28, 2026 at 8:00 a.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You will be able to attend the Annual Meeting virtually by visiting https://edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026), where you will be able to listen to the meeting live, submit questions, and vote online. For stockholders of record, to vote in the Annual Meeting, you will need the control number included on your Notice or proxy card. If you are a street name stockholder, you will need to obtain a legal proxy from your broker, bank, or other nominee in order to vote your shares at the Annual Meeting. The Notice containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 16, 2026 to all stockholders entitled to vote at the Annual Meeting. These proxy materials and our annual report can be accessed by following the instructions in the Notice.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You are being asked to vote on:

◼	the election of three Class II directors to serve until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
◼	a proposal to approve, on an advisory basis, the compensation of our NEOs;
◼	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026; and
◼	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our Board recommends a vote:

◼	“FOR” the election of the Class II director nominees named in this proxy statement;
◼	“FOR” the approval, on an advisory basis, of the compensation of our NEOs; and
◼	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026.

Who is entitled to vote?

Holders of our Class A common stock and Class B common stock as of the close of business on April 1, 2026, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 668,724,654 shares of our Class A common stock outstanding and 47,070,464 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B common stock is entitled to 20 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

87	2026 Proxy Statement

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Equiniti Trust Company LLC, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

Are a certain number of shares required to be present at the annual meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Nevada law. The presence in person, virtually or by proxy – including proxies without authority to vote on any specific matter – of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions, votes withheld (on the election of directors), and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

◼	by Internet prior to the Annual Meeting at www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern time on May 27, 2026 and follow the on-screen instructions (have your proxy card in hand when you visit the website, and use the Company Number and Account Number shown to the right);
◼	by toll-free telephone at 1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-201-299-4446 from other countries from any touch-tone telephone and follow the instructions, until 11:59 p.m. Eastern time on May 27, 2026 (have your proxy card in hand when you call and use the Company Number and Account Number shown to the right);
◼	by completing and mailing your proxy card (if you received printed proxy materials); or
◼	by attending the Annual Meeting virtually by visiting https://edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026), where, if you are a stockholder of record, you may vote and submit questions during the meeting (please have your Notice and proxy card in hand when you visit the website and use the Control Number shown to the right), but if you are a street name stockholder, you will need to obtain a legal proxy from your broker, bank or other nominee in order to vote your shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct them on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may attend, listen and ask questions in the Annual Meeting but you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

88

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will generally have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you (and failure to provide instructions on these matters will result in a “broker non-vote”).

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

◼	entering a new vote by Internet or by telephone; completing and returning a later-dated proxy card; notifying the Corporate Secretary of Roblox Corporation, in writing, at Roblox Corporation, 3150 South Delaware Street, San Mateo, California 94403; or attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
◼	if you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the annual meeting?

If you are a stockholder of record, you will be able to attend the Annual Meeting virtually, submit your questions during the meeting and vote your shares electronically at the meeting by visiting https://edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026). To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card.

If you are a street name stockholder and your voting instruction form or Notice indicates that you may vote your shares through the www.voteproxy.com website, then you may access and participate in the Annual Meeting with the control number indicated on that voting instruction form or Notice. Otherwise, street name stockholders will need to obtain a legal proxy from their broker, bank, or other nominee in order to vote their shares at the Annual Meeting. Street name stockholders who do not obtain a legal proxy will still be able to attend, listen and ask questions in the Annual Meeting as a guest live by visiting https://edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026) and entering the requested information, but will not be able to vote their shares.

The Annual Meeting webcast will begin promptly at 8:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:00 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Naveen Chopra and Sean Buckley have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy, as described above.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 16, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

89	2026 Proxy Statement

How are proxies solicited for the annual meeting?

Our Board is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our Board and employees may also solicit proxies by telephone, by electronic communication or by other means of communication. Our Board and employees will not be paid any additional compensation for soliciting proxies.

Where can I find the voting results of the annual meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials, to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Roblox Corporation
Attention: Corporate Secretary
3150 South Delaware Street,
San Mateo, California 94403

(888) 858-2569

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 17, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The address of our principal executive offices is:

Roblox Corporation
Attention: Corporate Secretary
3150 South Delaware Street
San Mateo, California 94403

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written

90

notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

◼	not earlier than January 28, 2027; and
◼	not later than February 27, 2027.

In the event that we hold the 2027 annual meeting of stockholders more than 25 days from the one-year anniversary of the Annual Meeting, a notice of a stockholder proposal that is not intended to be included in our proxy statement must be received by the Corporate Secretary at our principal executive offices:

◼	not earlier than the 120th day prior to the 2027 annual meeting of stockholders; and
◼	not later than the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Recommendation or Nomination of Director Candidates

Holders of 1% of our fully diluted capitalization for at least 12 months prior to the submission of the recommendation may recommend director candidates for consideration by our NCGC. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Chief Legal Officer or Legal Department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors—Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the requirements of our bylaws, stockholders who intend to nominate directors other than the directors we have nominated, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act.

Availability of bylaws

A copy of our bylaws is available via the SEC’s website at http://www.sec.gov or on our investor relations website at http://ir.roblox.com/governance/governance-documents. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

91	2026 Proxy Statement

Other Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2025, all executive officers, directors and greater than 10% stockholders complied with all applicable SEC filing requirements, except a Form 4 reflecting an option exercise, gifts and sales of Class A common stock on May 13, 2025 by David Baszucki, The Freedom Revocable Trust, The Baszucki Family Foundation, and the 2020 Jan Baszucki Gift Trust dtd 4/3/2020, a Form 4 reflecting sales of Class A common stock by the 2020 Jan Baszucki Gift Trust dtd 4/3/2020, and a Form 4 reflecting multiple transactions in Class A common stock on August 2, 2022, October 4, 2022, March 3, 2023, and May 4, 2023 by Gina Mastantuono, which were inadvertently executed by a third party pursuant to a separately managed account.

Fiscal Year 2025 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2025 are included in our Annual Report on Form 10-K, which was filed with the SEC and which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at ir.roblox.com and are available from the SEC on its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Roblox Corporation, Attention: Investor Relations, 3150 South Delaware Street, San Mateo, California 94403.

* * *

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

The Board of Directors
San Mateo, California
April 16, 2026

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ANNUAL MEETING OF STOCKHOLDERS OF

ROBLOX CORPORATION

May 28, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/24055

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330300000000000000 3 052826

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF CLASS II DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

1. Election of Class II Directors:

NOMINEES:
- ○ David Baszucki
- ○ Gregory Baszucki
- ○ Dennis Durkin

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Advisory Vote on the Compensation of our Named Executive Officers.	☐	☐	☐
3. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2 and 3.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ROBLOX CORPORATION Annual Meeting of Stockholders May 28, 2026, 8:00 AM Pacific Time This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders The undersigned hereby appoint(s) Naveen Chopra and Sean Buckley, or any one of them, as proxies, each with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote, as designated on the proposals referred to on the reverse side hereof, all of the shares of capital stock of Roblox Corporation that the undersigned is/are entitled to vote at the annual meeting of its stockholders to be held at 8:00 a.m. Pacific Time on May 28, 2026, at edge.media-server.com/mmc/p/y9hsb2f3 (password: roblox2026) and at any adjournments or postponements thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recom-mendations. The above named proxies are authorized to vote in their discretion upon such other business as may properly come before said meeting or any adjournments or postpone-ments thereof. (Continued and to be signed on the reverse side) 1.1